UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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MIPS TECHNOLOGIES, INC.

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MIPS TECHNOLOGIES, INC.

1225 CHARLESTON ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

October 24, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MIPS Technologies, Inc., a Delaware corporation, to be held on Thursday, December 6, 2007 at our corporate offices at 1225 Charleston Road, Mountain View, California commencing at 2:00 p.m., Pacific Time.

At the Annual Meeting:

1.	Holders of common stock will be asked to consider and vote upon the election of two Class III directors and one Class II director;

2.	Holders of common stock will be asked to consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2008;

3.	Holders of common stock will be asked to consider and vote upon the Amended and Restated 1998 Long-Term Incentive Plan; and

4.	Holders of common stock will be asked to consider and vote upon the Amended and Restated Employee Stock Purchase Plan.

Our Board of Directors has unanimously (1) nominated the director (2) approved the appointment of the independent auditors, (3) approved the Amended and Restated 1998 Long-Term Incentive Plan and (4) approved the Amended and Restated Employee Stock Purchase Plan and recommends a vote FOR the Class III directors and the Class II director and a vote FOR the approval and adoption of Proposal No. 2, 3 and 4.

For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement. If you have more questions about these proposals or would like additional copies of the Proxy Statement, please contact Mervin S. Kato, Chief Financial Officer of MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043; telephone: (650) 567-5000. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope or by electronic means. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,	Sincerely,

Anthony B. Holbrook	John E. Bourgoin
Chairman	Chief Executive Officer and President

The accompanying Proxy Statement is dated October 24, 2007 and is first being mailed to stockholders on or about November 1, 2007. Additional copies of the Proxy Statement and our Annual Report on Form 10-K can be obtained free of charge, by contacting Investor Relations at (650) 567-5100.

1225 CHARLESTON ROAD	MOUNTAIN VIEW, CA 94043-1353	PHONE 650.567.5000	FAX 650.567.5150	WEB www.mips.com

MIPS TECHNOLOGIES, INC.

1225 CHARLESTON ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 6, 2007

To the Stockholders of

MIPS TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of MIPS Technologies, Inc., a Delaware corporation, will be held at our corporate offices at 1225 Charleston Road, Mountain View, California on December 6, 2007. The Annual Meeting will begin at 2:00 p.m. Pacific Time, for the following purposes:

1.	To elect two Class III directors to serve a three-year term and to elect one Class II director to serve a two-year term;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2008;

3.	To approve the Amended and Restated 1998 Long-Term Incentive Plan;

4.	To approve the Amended and Restated Employee Stock Purchase Plan;

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

Only stockholders of record at the close of business on October 8, 2007 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote by electronic means. Any stockholder attending the Annual Meeting may vote in person, even though he or she has previously returned a proxy.

By Order of the Board of Directors of MIPS Technologies, Inc.

Gail H. Knittel Associate General Counsel and Assistant Secretary

Mountain View, California

October 24, 2007

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope or to vote by electronic means.

1225 CHARLESTON ROAD	MOUNTAIN VIEW, CA 94043-1353	PHONE 650.567.5000	FAX 650.567.5150	WEB www.mips.com

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished by our Board of Directors to holders of our common stock, par value $0.001 per share, in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of MIPS Technologies, Inc. (“MIPS”) stockholders to be held on Thursday, December 6, 2007 at our corporate offices at 1225 Charleston Road, Mountain View, California commencing at 2:00 p.m., Pacific Time, and at any adjournment or postponement thereof. The purposes of the annual meeting are set forth in this Proxy Statement and in the accompanying Notice of the Annual Meeting of Stockholders.

Our complete mailing address is MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043, and our telephone number is (650) 567-5000.

This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about November 1, 2007.

Stockholders Entitled to Vote; Quorum and Vote Required

The MIPS Board of Directors has fixed the close of business on October 8, 2007 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record on this date will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were outstanding and entitled to vote 43,891,105 shares, constituting all of the voting stock of MIPS. As of the record date, there were 3,819 holders of record of common stock. Each holder of record of our common stock on the record date is entitled to one vote per share, which may be cast either in person or by proxy, at the Annual Meeting.

With respect to Proposal Nos. 1, 2, 3, and 4, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares of our common stock present, in person or by proxy, will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting, and shares held by a broker nominee in “street name” which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists. In connection with the election of directors, abstentions will have no effect on the outcome of the vote. In connection with other proposals, abstentions will have the effect of “NO” votes. Broker non-votes will have no effect on the outcome of the vote with respect to the matters to be brought before the Annual Meeting.

Directors will be elected at the meeting by a plurality of the votes cast. Proposal Nos. 2, 3, and 4 will be decided by a majority of the vote of shares of common stock present, in person or by proxy, at the meeting and actually cast.

Proxies

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our Board of Directors for use at the Annual Meeting, and is accompanied by a form of proxy.

All shares of our common stock represented at the Annual Meeting by properly executed proxies that have not been revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted as recommended by our Board of Directors.

Stockholders of the Company may submit notice of any matter to be brought before the Annual Meeting prior to the tenth day following the date that the Company makes public announcement of the date of the Annual Meeting. As a result, at the time of the printing of this statement, we cannot know whether we will receive notice of any other matter to be brought before the Annual Meeting. If any other matters are properly presented at the

Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Assistant Secretary of MIPS, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Assistant Secretary of MIPS before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California 94043, Attention: Assistant Secretary, or hand delivered to the Assistant Secretary of MIPS at or before the taking of the vote at the Annual Meeting.

Please note that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

MIPS will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from MIPS stockholders by directors, officers and employees of MIPS in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Further, MIPS has retained the Altman Group as proxy solicitor in connection with the meeting and has agreed to pay that firm $10,000 plus out-of-pocket expenses for such services. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith. Stockholders sharing an address may receive only one set of proxy materials to that address unless they have provided contrary instructions. MIPS will deliver promptly upon written or oral request a separate set of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. A stockholder may notify MIPS that he (she) wishes to receive a separate copy of the proxy materials, and stockholders sharing an address may request delivery of a single copy of the proxy materials by writing to the Assistant Secretary at our corporate headquarters, 1225 Charleston Road, Mountain View, Californian 94043 or calling (650) 567-5100.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

Our board members serve staggered three-year terms. The Board of Directors has the ability to change the size and composition of our Board of Directors.

Our Board of Directors currently consists of seven directors, divided into three classes as set forth in the following table:

Class	Expiration of Term	Board Members
Class I	2008 Annual Meeting	Anthony B. Holbrook John E. Bourgoin Robert R. Herb

Class II	2009 Annual Meeting	Fred M. Gibbons

Class III	2007 Annual Meeting	Kenneth L. Coleman William M. Kelly Jose E. Franca

The persons named as proxies in the enclosed form of proxy intend to vote proxies for holders of the common stock for the re-election of the nominees named below, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason or decline to serve as a director, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board of Directors.

Holders of our common stock will elect at the Annual Meeting two directors to serve as the Class III directors for a three-year term ending in 2010, and will elect one director to serve as a Class II director for the remaining two-year term ending in 2009 or until a successor is elected and qualified or until their earlier resignation or removal. Messrs. Coleman and Kelly are the nominees for the Class III director positions. Dr. Franca was elected to the Board of Directors in August 2007 and, pursuant to our Bylaws, was appointed to the class next standing for election. Dr. Franca will, if elected, become a Class II director in order to divide the classes as evenly as possible.

The following table presents information regarding the nominee for election to our Board of Directors as of August 31, 2007.

Name	Principal Occupation and Business Experience
Kenneth L. Coleman Age: 64 Board Member since January 1998	Chairman, Accelrys, Inc. Since February 2006, Mr. Coleman has served as Chairman of Accelrys, Inc. He was Founder, Chairman and CEO of ITM Software from October 2001 and until January 2006, an enterprise software company. Previously from January 1987 to August 2001, Mr. Coleman served in various senior executive positions at SGI such as Executive Vice President of Global Sales, Service and Marketing, Senior Vice President, Customer and Professional Services and Senior Vice President, Administration. Prior to joining SGI, Mr. Coleman was Vice President of Product Development at Activision, Inc. Mr. Coleman is a member of the Board of Directors of United Online, an internet service provider, City National Bank and Accelyrs (chairman), a scientific data software provider.

Jose E. Franca Age: 52 Board Member since August 2007	Co-founder, President, Chairman and Chief Executive Officer of Chipidea-Microelectronica S.A. since 1997. Dr. Franca is also a Professor in the Electrical and Computer Engineering department at Instituto Superior Técnico in Lisbon, Portugal. Dr. Franca was appointed to the Board of Directors in August 2007 in accordance with the terms of the definitive agreement that we entered into in connection with the acquisition of Chipidea Microelectronica S.A. (“Chipidea”).

William M. Kelly Age: 53 Board Member since January 1998	Partner, with the law firm of Davis Polk & Wardwell. Mr. Kelly has been a partner with Davis Polk & Wardwell since January 2000. Prior to that time, Mr. Kelly served in several capacities with SGI. Mr. Kelly joined SGI in 1994 as Vice President, Business Development, General Counsel and Secretary and, from 1997 to 1999, served as Senior Vice President, Corporate Operations of SGI. During 1996, Mr. Kelly also served as Senior Vice President, Silicon Interactive Group of SGI and as acting Chief Financial Officer of SGI from May 1997 to February 1998.

Benjamin A. Horowitz was a member of our Board of Directors whose term expired on the date of the 2006 Annual Meeting of Stockholders when he did not stand for reelection to the board with the other Class II directors.

If we identify another new board member who is approved by our Nominating Committee and our board, we expect to increase the size of the board and appoint such person to the board to the class up for election at the next following Annual Meeting of Stockholders. We anticipate that any person so appointed will stand for election at the next following Annual Meeting of Stockholders, but may be elected to a different class than the one to which such person has been appointed in order to divide the classes as evenly as possible.

The following table presents information regarding our continuing directors as of August 31, 2007.

Name	Principal Occupation and Business Experience
John E. Bourgoin Age: 61 Board Member since May 1997	Chief Executive Officer and President of MIPS Technologies, Inc. Mr. Bourgoin has served as our Chief Executive Officer since February 1998 and our President since September 1996. Mr. Bourgoin also served as a Senior Vice President of Silicon Graphics, Inc., or SGI, from September 1996 through May 1998. Prior to joining SGI and since 1976, Mr. Bourgoin was employed at AMD and held various positions including Group Vice President, Computation Products Group of AMD. Mr. Bourgoin is a member of the Board of Directors of Stream Processors Inc.

Fred M. Gibbons Age: 57 Board Member since July 1998	Consulting Professor, Stanford University. Since 2006, Mr. Gibbons has been a Consulting Professor in the Electrical Engineering department at Stanford University. In 1995, Mr. Gibbons founded Venture-Concept, an investment firm based in California, and was a Partner until 2006. From 1995 through 1999, Mr. Gibbons was a lecturer at the Stanford University Graduate School of Electrical Engineering. In 1981, Mr. Gibbons founded Software Publishing Corporation based in San Jose, California, a company engaged in the development of software systems for personal computer applications, and was its Chief Executive Officer through 1994.

Robert R. Herb Age: 45 Board Member since January 2005	Venture Partner, Scale Venture Partners (formerly known as BA Venture Partners) since July 2005. Mr. Herb was formerly an Executive Vice President and Chief Marketing Officer of Advanced Micro Devices, Inc. or AMD. From 1983 to 2004, Mr. Herb served in a number of executive positions with AMD including Vice President of Strategic Marketing for AMD’s Computation Products Group from 1996 to 1998, and Senior Vice President and Chief Marketing Officer from 1998 to 2000. He was promoted to Executive Vice President, Chief Marketing Officer and made a member of the office of the CEO in 2000. Mr. Herb is a member of the Board of Directors of Ageia Technologies, Inc., Astute Networks, Inc., Enpirion, Inc., NComputing, Inc., and Siimpel.

Anthony B. Holbrook Age: 67 Board Member since July 1998 and Chairman of the Board since August 2003.	Retired Chief Technical Officer of Advanced Micro Devices, Inc. or AMD. From 1973 until his retirement in 1994, Mr. Holbrook served in a number of executive positions with AMD including Chief Operating Officer from 1982 to 1989, President from 1986 to 1990, and Vice Chairman and Chief Technical Officer from 1989 to 1994. He continued to serve as Vice Chairman of AMD’s Board of Directors after his retirement until April 1996. Prior to his employment with AMD, Mr. Holbrook held engineering and general management positions with Fairchild Semiconductor, Inc. and Computer Microtechnology, Inc.

Board of Directors’ Meetings and Committees

Our Board of Directors held four regular meetings during fiscal 2007. Our Board of Directors has determined that each of our directors other than Mr. Bourgoin and Dr. Franca qualifies as an “independent director” in accordance with NASDAQ listing requirements and had determined that Mr. Horowitz, who was a director in fiscal 2007, similarly qualified as an independent director.

The evaluation of director independence by the Board of Directors involves application of NASDAQ’s objective criteria as well as a subjective determination of independence. In making its subjective determination of independence, the Board of Directors would generally consider commercial and other transactions and other relationships between MIPS and each director and his family members and affiliated entities.

No director or nominee attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the board on which he served during fiscal 2007 except for Benjamin A. Horowitz. Our independent directors meet regularly outside the presence of Mr. Bourgoin, our Chief Executive Officer. Our Board of Directors has a policy of encouraging but not requiring members to attend the Annual Meeting of Stockholders. All of our directors attended our 2006 Annual Meeting of Stockholders.

Our Board of Directors has three committees, the Audit and Corporate Governance Committee, the Compensation Committee and the Nominating Committee. Each member of these committees is an independent director in accordance with NASDAQ standards, and each member of the Audit and Corporate Governance Committee meets the special independence standards established by the Securities and Exchange Commission (“SEC”) for audit committees. Each committee has a written charter approved by the board, which is available on MIPS’ website at http://www.mips.com by clicking on “Corporate,” then “Investor Relations,” and finally on “Corporate Governance.”

During fiscal 2007, the members of the Audit and Corporate Governance Committee were Mr. Kelly (Chairman), Mr. Gibbons and Mr. Holbrook. The Audit and Corporate Governance Committee met seven times during fiscal 2007. The responsibilities of the Audit and Corporate Governance Committee include selecting, evaluating and approving the compensation of our independent auditors, reviewing and discussing with management and our independent auditors our quarterly and annual financial statements, reviewing with management and the independent auditors our internal control policies and their effectiveness and, as may be requested from time to time by our Board of Directors, performing investigations and reviewing related party transactions. Our Board of Directors has determined that Mr. Kelly satisfies the definition of an “audit committee financial expert” under SEC rules. This designation does not impose any duties, obligations or liabilities on Mr. Kelly that are greater than those generally imposed on him as a member of the Audit and Corporate Governance Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit and Corporate Governance Committee or the Board of Directors.

During fiscal 2007, the members of the Compensation Committee were Mr. Coleman (Chairman), Mr. Herb and Mr. Horowitz. The Compensation Committee met nine times during fiscal 2007. The responsibilities of the Compensation Committee include administering our equity compensation plans, reviewing and approving grants under our equity compensation plans and approving other performance-based compensation, which is intended to be excluded from the deductibility limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, developing performance criteria for and periodically evaluating the performance of our Chief Executive Officer, reviewing and recommending to the full board the salary, bonus and stock incentive compensation of our Chief Executive Officer, and approving the salaries, bonuses and stock incentive compensation of our other officers.

During fiscal 2007, the members of the Nominating Committee were Mr. Holbrook (Chairman), Mr. Gibbons, Mr. Herb, Mr. Horowitz and Mr. Kelly. The Nominating Committee met two during fiscal 2007. The responsibilities of the Nominating Committee include reviewing candidates and recommending nominees for election as directors.

Our Board of Directors may, from time to time, establish certain other committees to facilitate the management of MIPS.

Corporate Governance

Any stockholder wishing to communicate with our board may write to the Board of Directors, MIPS Technologies, Inc., 1225 Charleston Road, Mountain View, California, 94043. Our Assistant Secretary will review all such stockholder communications and has the authority to disregard any communications that are inappropriate or irrelevant to the Company and its operations, or to take other appropriate actions with respect to such communications. Except for inappropriate or irrelevant communications, the Assistant Secretary will submit all other communications to the chairman of the board.

The Nominating Committee will consider nominees for election as a member of our Board of Directors that are recommended by stockholders. Any stockholder recommendations should be accompanied by personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and the other information required in the stockholder notice required by Article II, Section 5 of our Company Bylaws. A stockholder recommending a candidate may be asked to submit additional information as determined by our Corporate Secretary and as necessary to satisfy Securities and Exchange Commission or NASDAQ rules. The stockholder should deliver the recommendations to Gail H. Knittel, Assistant Secretary, MIPS Technologies, Inc. The goal of the Nominating Committee is to ensure that our board possesses a variety of perspectives and skills derived from high-quality business and professional experience. The committee seeks to achieve a balance of knowledge, experience and capability on our board. To this end, the committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. Although the committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. When appropriate, the committee may retain executive recruitment firms to assist in identifying suitable candidates. After its evaluation of potential nominees, the committee submits its chosen nominees to the board for approval. The Committee will evaluate all candidates in the same manner regardless of the source of recommendation. Dr. Franca was appointed to the Board of Directors in August 2007 in accordance with the terms of the definitive agreement that we entered into in connection with the Chipidea acquisition, by which we agreed to so appoint Dr. Franca.

We maintain a Code of Business Conduct (“Code”), which incorporates our written code of ethics that is applicable to our chief executive officer, chief financial officer and controller. The Code of Business Conduct incorporates our guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. It also incorporates our expectations of our employees that enable us to provide accurate and timely disclosure in our filings with the Securities and Exchange Commission and other public communications. The Code of Business Conduct incorporating the code of ethics is available on our website at http://www.mips.com by clicking on “Corporate,” then “Investor Relations,” and finally on “Corporate Governance.” Changes to or waivers of the code of ethics will be disclosed on the same website.

The Code does not distinguish between potential conflict of interest transactions with executive officers or directors and those with other employees. It notes that all covered persons must avoid situations where their interests conflict, or would appear to conflict, with those of the Company. The Code notes that it is not possible to list all types of conflict situations, but provides examples of several types of scenarios that would involve a conflict of interest, including:

•	Related party transactions

•	Outside employment

•	Personal benefit from MIPS family business

•	Outside board memberships

The Code requires that covered persons report to their manager any ownership interest or other relationship that might affect their ability to exercise impartial, ethical judgments. The Code does not expressly set forth the standards that would be applied in reviewing or approving related party transactions in which directors or executive officers of the Company have a material interest. In general, any such transactions that are so identified would be submitted for approval to the Audit and Corporate Governance Committee of the Board of Directors, which is authorized by the Charter of the Audit and Corporate Governance Committee to review related party transactions. The Company expects that in reviewing, and potentially approving, any such transactions, that the Audit and Corporate Governance Committee would be provided with all material facts relative to the proposed transaction, the nature and extent of the director’s or executive officer’s interest in the transaction, and the terms upon which the products, services or other subject matter of the transaction could be provided by alternative sources. The Company further expects that any such transaction would be approved only if the Audit and Corporate Governance Committee determined that it was in the interest of the Company to proceed with it. The Company expects that pre-approval would be sought for any such transaction whenever practicable, and if pre-approval is not obtained, any such transaction would be submitted for ratification as soon as practicable.

Director Compensation

Directors who do not receive compensation as officers or employees of MIPS or directors, officers or employees of any of our affiliates receive an annual board membership fee, which is paid in four quarterly installments. The annual board membership fee is $20,000. The chairmen of the Audit and Corporate Governance and the Compensation Committees receive an additional annual fee of $7,500, which is paid annually. In addition, non-employee directors receive $1,500 per meeting for personal attendance at board meetings, or $750 per meeting if the meeting is conducted telephonically, and $1,000 per meeting for personal attendance at committee meetings, or $750 per meeting if the meeting is conducted telephonically with the exception that there is no fee for attendance at meetings of the Nominating Committee. Non-employee directors are reimbursed for reasonable expenses incurred in attending. The annual board membership fee for the chairman of the board is $100,000. The “Director Compensation for Fiscal 2007” table below provides further details regarding our Directors’ compensation.

Our Directors’ Stock Option Plan authorizes 600,000 shares of common stock for issuance plus an annual increase each July 1 equal to the least of (1) 100,000 shares, (2) the number of shares subject to options granted in the prior one-year period, or (3) a lesser amount determined by our Board of Directors. Upon a non-employee director’s election or appointment to our Board of Directors, he or she will automatically receive an initial nonstatutory stock option to purchase 40,000 shares of common stock. Each non-employee director who has been a director for at least six months will automatically receive an annual renewal nonstatutory stock option to purchase 10,000 shares of common stock each year on the date of the annual stockholder meeting. All stock options are granted with an exercise price equal to the fair market value of common stock on the date of grant. Initial grants vest monthly over a 36-month period and annual grants vest immediately.

All options granted under our Directors’ Stock Option Plan have a term of ten years. In the event of our merger with or into another corporation or a sale of substantially all of our assets, and if the successor corporation does not assume or substitute options granted under the Directors’ Stock Option Plan, all of the outstanding options granted pursuant to the Directors’ Stock Option Plan become fully vested and exercisable.

There were no options granted to Directors in fiscal 2007 because we did not hold an annual stockholder meeting in fiscal 2007. However, under the terms of our Directors’ Stock Option Plan, on the date of our 2006 Annual Meeting of Stockholders held on August 9, 2007, Messrs. Coleman, Gibbons, Herb, Holbrook and Kelly were each granted options to purchase 10,000 shares. These options vested immediately and have a term of ten years. Additionally, under the terms of our Long-Term Incentive Plan, on the date of our 2006 Annual Meeting of Stockholders, Messrs. Coleman, Gibbons, Herb, Holbrook and Kelly were each granted options to purchase 2,500 shares. These options vested immediately and have a term of seven years.

The following table shows compensation information for MIPS’s current and former non-employee directors for fiscal 2007.

Director Compensation for Fiscal 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
Kenneth L. Coleman	$47,750	—	(3)	$47,750
Fred M. Gibbons	$35,500	—	(4)	$35,500
Robert R. Herb	$52,750	$65,517	(5)	$118,267
Anthony B. Holbrook	$118,000	—	(6)	$118,000
William M. Kelly	$57,000	—	(7)	$57,000
Benjamin A. Horowitz (2)	$35,500	—	(8)	$35,500

(1)	Amounts shown do not reflect compensation actually received by the director. Instead the amounts shown are the compensation costs recognized in our financial statements for the fiscal year ended June 30, 2007 in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 123R Share-Based Payment (SFAS No. 123R). See Note 13 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2007 regarding the assumptions underlying the valuation of equity awards.

(2)	Mr. Horowitz decided not to stand for re-election at the 2006 Annual Meeting held on August 9, 2007.

(3)	Mr. Coleman held options to purchase 155,000 shares of common stock as of June 30, 2007.

(4)	Mr. Gibbons held options to purchase 125,000 shares of common stock as of June 30, 2007.

(5)	Amounts shown relate to Mr. Herb’s grant upon his appointment in fiscal 2005, which vests over a 36 month period. The grant date fair value of this award was $296,592 determined in accordance with the provisions of SFAS No. 123R. Mr. Herb held options to purchase 52,500 shares of common stock as of June 30, 2007.

(6)	Mr. Holbrook held options to purchase 225,000 shares of common stock as of June 30, 2007.

(7)	Mr. Kelly held options to purchase 155,000 shares of common stock as of June 30, 2007.

(8)	Mr. Horowitz held options to purchase 85,000 shares of common stock as of June 30, 2007.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2007 were Kenneth L. Coleman, Robert R. Herb and Benjamin A. Horowitz. Mr. Coleman, Mr. Herb and Mr. Horowitz are all “non-employee directors” under Rule 16b-3 of, and have no interlocking relationships as defined by the Securities Exchange Act of 1934, as amended. As discussed more fully under “Certain Relationships and Related Party Transactions” below, Mr. Coleman’s son-in-law is one of our employees.

Board’s Recommendation

Our Board of Directors recommends a vote “FOR” each of the nominees above.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit and Corporate Governance Committee has appointed Ernst & Young LLP as our independent auditor, to audit our consolidated financial statements for the fiscal year ending June 30, 2008. This appointment is being presented to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent auditor since 1998. Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions from the stockholders.

Fees Paid To the Independent Auditor

The following table presents fees for professional services rendered by Ernst & Young LLP in connection with the audit of the annual financial statements for fiscal 2007 and fiscal 2006, and the fees billed for other services rendered by Ernst & Young LLP.

Audit and Non-Audit Fees

	2007	2006
Audit fees (1):
Audit fees	$938,000	$1,165,000
Audit fees related to restatement	—	2,355,000

Total audit fees	938,000	3,520,000
Tax fees (2)	44,000	147,000

Total fees	$982,000	$3,667,000

(1)	Audit fees includes fees associated with the annual audit of our consolidated financial statements, the audit of internal controls over financial reporting, the reviews of our quarterly reports on Form 10-Q, statutory audits required for non-US subsidiaries and services normally provided by the independent auditors in connection with regulatory filings. It also includes fees associated with accounting consultations on matters that arose during, or as a result of, the audit or reviews of financial statements and statutory audits.

(2)	Tax fees include tax planning and tax advice primarily related to our international operations.

The Audit and Corporate Governance Committee has pre-approved all audit and non-audit services provided to us by Ernst & Young LLP during fiscal 2007. It is the policy of the Audit and Corporate Governance Committee to pre-approve each engagement with its independent auditors with respect to audit and non-audit services. The committee has delegated to the Chairman of the committee the authority to grant pre-approvals provided that the pre-approval decision and related services are presented to the committee at its next regularly scheduled meeting.

The Audit and Corporate Governance Committee of the Board of Directors has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Board’s Recommendation

Our Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Ernst & Young LLP.

PROPOSAL NO. 3—APPROVAL OF THE AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN

We are seeking approval of the amendment and restatement of our 1998 Long-Term Incentive Plan, which we refer to as our 1998 Plan and is attached hereto as Appendix A. The 1998 Plan was adopted in 1998 in connection with our initial public offering, and unless extended will expire on May 21, 2008. Our Board of Directors unanimously adopted the amended and restated 1998 Plan on August 9, 2007, subject to approval by our stockholders, to extend the scheduled termination of the plan for five years and to amend certain provisions of the plan, as further described below.

Background

Since 1998, we have made periodic grants of stock options to eligible employees. Equity awards, and stock options in particular, have been and continue to be important hiring and retention tools for MIPS. We believe that it is critical to our ability to retain our employees, and to hire new employees, that we continue to have the ability to make equity awards after May 21, 2008 and that we will be at a competitive disadvantage in the market for human resources if we do not have this ability.

The proposed amendments to the 1998 Plan will remove the “evergreen” feature by which additional shares were automatically authorized under the plan on an annual basis and, further, will reduce the number of shares remaining for future awards from the amount currently available by almost 720,000 shares.

We believe that approval of the amendment and restatement of our 1998 Plan will:

1. Help us retain and attract top talent and focus employees. MIPS operates in a very competitive high-technology market. We do not produce a physical product but rather license highly complex intellectual property (“IP”) to semiconductor and other advanced technology companies. We must continually develop, and effectively market and sell, the sophisticated architectures and related IP that make up our products in order to be successful. As such, a key to our future success is our ability to maintain and further develop the skilled, specialized work force capable of supporting this requirement. We believe our practice of granting stock options, and other stock awards, has been a strong contributor in securing top talent in the U.S. and certain foreign countries and approval of the amendment and restatement of our 1998 Plan will position us to continue to attract and retain the skilled workforce that we need.

2. Focus employees on the enhancement of stockholder value. Equity awards link the opportunity to receive competitive levels of compensation with enhancement of stockholder value. Consequently we believe that it is important that a portion of the compensation available to our key employees in the U.S. and certain foreign countries consist of such awards to focus our employees on increasing the return to stockholders. Amendment and restatement of the 1998 Plan will enable us to continue to use our equity as an important element of compensation.

3. Add to the 1998 Plan features that are responsive to stockholder concerns regarding employee equity plans. Since the adoption of the 1998 Plan, there have been numerous developments with regard to the best practices for employee equity plans. Many of the proposed amendments are designed to implement current compensation and governance best practices. For example, the amendments will: (a) remove the “evergreen” feature of the plan, (b) prohibit repricing of stock options without stockholder approval and (c) account for the higher cost of full value awards by including in the amended and restated 1998 Plan a flexible share provision where full value awards will be deducted from the share pool at a rate of 2.07 shares.

We currently have in place our 2002 Non-Qualified Stock Option Plan and our Directors’ Stock Option Plan (the “Terminating Plans”). A total of 28,994 shares remain eligible for future awards under the 2002 Non-Qualified Stock Option Plan and 420,000 shares remain eligible for future awards under the Directors’ Stock Option Plan. If this proposal is adopted, we will terminate these plans and all shares available for grant under the Terminating Plans will also be terminated. In addition, if the proposal is adopted the Burn Rate Policy imposing limits on our grant of equity awards in relation to our outstanding capitalization, as further described below, will become effective.

Executive Summary

The following is an executive summary of the key changes to the 1998 Plan that will be implemented if the proposal is adopted:

•

The term of the 1998 Plan will be extended to the later of (i) December 6, 2012 or (ii) the tenth anniversary of the date of the last increase in the number of shares reserved for issuance under the amended and restated 1998 Plan which is approved by the Board and stockholders.

•

The amended and restated 1998 Plan will authorize 3,350,000 shares for future grants, plus any shares that become available for issuance upon the forfeiture of currently outstanding awards under the 1998 Plan or any of the Terminating Plans. The 3,350,000 shares actually reduces the number of shares that are currently authorized for future awards under the 1998 Plan by 267,207 shares, and this proposal terminates the “evergreen” feature of the plan by which additional shares are automatically authorized on an annual basis. In addition, contingent on the approval of this proposal, we will terminate the Terminating Plans and remove the shares available under the Terminating Plans. As of September 15, 2007, we had 448,994 shares available for grant under the Terminating Plans, resulting in a total reduction of 716,201 shares available for issuance under all of our equity compensation plans if this proposal is approved.

•	The amended and restated 1998 Plan will explicitly prohibit repricing of “underwater” options and stock appreciation rights without stockholder approval.

•

Restricted stock, restricted stock units and any other “full value” awards (i.e., awards with an exercise or purchase price less than fair market value on the date of grant) will be counted against the amended and restated 1998 Plan’s share reserve as 2.07 shares for every one share subject to such award. Correspondingly, to the extent that a share that counted as 2.07 shares against the amended and restated 1998 Plan reserve at the time of grant is again available for issuance under the amended and restated 1998 Plan (e.g., upon award termination), the amended and restated 1998 Plan will be credited with 2.07 shares that will thereafter be available for future issuance.

•

Generally, “full value” awards (such as restricted stock or stock units) are required to have a minimum three year vesting schedule for awards that vest based on continued service with us and a one-year performance period for awards that vest based on the achievement of performance goals, subject to vesting acceleration in the event of the death, disability or retirement of the participant or in connection with a change in control of the Company.

•

All stock options (other than replacement awards issued in the context of a merger or acquisition) must be granted with an exercise price equal to, or above, the fair market value of our common stock on the date of grant.

•

The amended and restated 1998 Plan will permit the qualification of awards with performance-based vesting as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code.”) See “Federal Income Tax Information” below for a more detailed discussion of the application of Section 162(m).

In addition to these changes, the amended and restated 1998 Plan will continue to provide us with the flexibility to provide a range of equity awards as our Compensation Committee and Board of Directors deems most appropriate for future use, including stock options, stock appreciation rights and full value awards.

As of September 15, 2007, an aggregate of 14,961,899 shares of our common stock are issuable upon exercise of outstanding options with a weighted average exercise price of $7.43 and an average expected remaining term of 5.18 years; 42,500 shares of our common stock are subject to unvested restricted stock awards. Upon approval of this proposal, we will have available 3,350,000 shares for issuance under the amended and restated 1998 Plan plus any shares subject to awards that are forfeited under the 1998 Plan or the Terminating Plans. The Terminating Plans will terminate and the only shares available for issuance will be those shares reserved under the amended and restated 1998 Plan.

Consequences of a Failure to Approve the Amended and Restated 1998 Plan

If the amendment and restatement of the 1998 Plan is not approved by our stockholders, the 1998 Plan, in its current form, and the Terminating Plans will remain in effect through the remainder of their respective terms. As such, we would not be able to make further awards under the 1998 Plan commencing in the fourth quarter of fiscal 2008. As a result, we may consider accelerating the timetable for granting any available shares under the 1998 Plan and the Terminating Plans and, in the future, we may be required to pay significantly greater cash compensation to attract, motivate, retain, and reward executives, employees, officers, directors, and independent contractors or risk the loss of such individuals.

Adoption of Burn Rate Policy

In order to correlate the amount of common stock used for equity compensation to our outstanding capitalization, our Board of Directors has adopted a Burn Rate Policy that will become effective upon stockholder approval of this proposal. The Burn Rate Policy is intended to limit the number of shares of our common stock that we may use for equity compensation over our next three fiscal years.

During the three year period beginning with our 2008 fiscal year, our Burn Rate Policy will require us to limit the number of shares subject to stock awards that we award over the three year period to an annual average of 5.4% of our outstanding common stock. We selected this percentage because it represents the median burn rate, plus one standard deviation, for Russell 3000 companies in our Global Industry Classification Standards Peer Group as published in 2007 by Institutional Shareholder Services. For the sake of applying this three year limit, the percentage for each year will be calculated as the sum of (i) the number of shares subject to performance-vesting stock awards delivered during the fiscal year, and (ii) the number of shares subject to all other stock awards (that is stock awards without performance-vesting, including stock options and stock appreciation rights) granted during the fiscal year –divided by number of outstanding shares of our common stock, measured as of the last day of each fiscal year, all as reported in our periodic filings with the Securities and Exchange Commission. Awards that are settled in cash, awards sold under our employee stock purchase plan, awards assumed in acquisitions and any awards granted in connection with an option repricing or exchange program will be excluded from our burn rate calculation. For purposes of the calculation of the annual average, each share subject to a full value award (i.e., restricted stock, restricted stock unit, performance award and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as the following number of shares granted as a stock award: (i) 1.5 shares if our annual common stock price volatility is 53% or higher; (ii) 2 shares if our annual common stock price volatility is between 25% and 53%; and (iii) 4 shares if our annual common stock price volatility is less than or equal to 25%.

Plan Description

Purpose

The 1998 Plan, as amended and restated, is designed to attract, motivate, retain and reward our executives, employees, officers, directors and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

Awards

The terms of the amended and restated 1998 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property.

Shares available for awards

The total number of shares of our common stock that may be subject to awards under the amended and restated 1998 Plan is equal to 3,350,000 shares, plus the number of shares with respect to which awards granted under the 1998 Plan and the Terminating Plans terminate without the issuance of the shares or where the shares under the 1998 Plan and the Terminating Plans are forfeited or repurchased.

Limitations on awards

The amended and restated 1998 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations, no more than the total number of shares of our common stock reserved for issuance under the amended and restated 1998 Plan may be granted to an individual during any calendar year pursuant to options and stock appreciation rights. In addition, under these limitations, no more than the total number of shares of our common stock reserved for issuance under the amended and restated 1998 Plan may be granted to an individual during any calendar year pursuant to performance-based awards granted under the amended and restated 1998 Plan. The maximum amount that may be payable to any one participant as a performance award (payable in cash) is $5,000,000 per calendar year.

Except in connection with a capitalization adjustment affecting our common stock, no outstanding options or stock appreciation rights may be repriced without stockholder approval (that is, we cannot amend an outstanding option or stock appreciation right to lower the exercise price or exchange an outstanding option or stock appreciation right for a new option or stock appreciation right with a lower exercise price). In addition, except in connection with a capitalization adjustment affecting our common stock or a corporate transaction, the amended and restated 1998 Plan prohibits us from exchanging an outstanding option or stock appreciation right with an exercise price above the then current fair market value of our common stock for cash, other awards or other property.

Capitalization adjustments

In the event that a stock dividend, forward or reverse split, merger, consolidation, combination or other similar corporate transaction or event affects our common stock, then the plan administrator will substitute, exchange or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits: (1) the kind and number of shares available under the amended and restated 1998 Plan, (2) the kind and number of shares subject to limitations on awards described in the “Limitations on awards” section above, (3) the kind and number of shares subject to all outstanding awards, (4) the exercise price, grant price, or purchase price relating to any award, and (5) any other affected terms of awards.

In the event that a dividend or other distribution (whether in cash or other property, but excluding a stock dividend), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock or our other securities or the securities of any other issuer, so that an adjustment, substitution, or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust any or all of the following as the plan administrator deems appropriate: (1) the kind and number of shares available under the amended and restated 1998 Plan, (2) the kind and number of shares subject to limitations on awards described in the “Limitations on awards” section above, (3) the kind and number of shares subject to all outstanding awards, (4) the exercise price, grant price, or purchase price relating to any award, and (5) any other affected terms of awards.

Eligibility

The persons eligible to receive awards under the amended and restated 1998 Plan consist of our officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the amended and restated 1998 Plan only to our employees, including our officers who are our employees.

Administration

Our Board of Directors will administer the amended and restated 1998 Plan unless it delegates administration of the amended and restated 1998 Plan to one or more committees of our Board of Directors. Currently, our Board of Directors has delegated administration of the amended and restated 1998 Plan to the Compensation Committee of our Board of Directors. Together, our Board of Directors and any committee(s)

delegated to administer the amended and restated 1998 Plan are referred to as the plan administrator. If a committee is delegated to administer the amended and restated 1998 Plan, then the committee members may be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act, “outside directors” for purposes of Section 162(m), and independent as defined by any national securities exchange on which any of our securities may be listed for trading. Subject to the terms of the amended and restated 1998 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the amended and restated 1998 Plan, and exercise such powers and perform such acts as may be necessary or appropriate to promote our best interests. With respect to awards granted to our non-employee directors, such awards may only be granted by a committee composed solely of non-employee directors who are considered independent under the rules of the stock exchange with which we comply.

Substitute Awards

The plan administrator may grant awards under the amended and restated 1998 Plan in substitution for awards granted by a company acquired by us or one of our subsidiaries or with which we or one of our subsidiaries combine. In addition, the plan administrator may grant awards using the shares available for grant from such an acquired or combined company, as adjusted for the acquisition or combination. Any grants made from the shares available from an acquired or combined company shall not be made to persons who were eligible participants under the amended and restated 1998 Plan prior to the acquisition or combination and shall not be made after the expiration date of the plan or arrangement under which the acquired or combined company would grant such shares. All awards granted pursuant to the terms of this paragraph shall not be deducted from the general share reserve of the amended and restated 1998 Plan.

Stock options and stock appreciation rights

The plan administrator is authorized to grant stock options, including both incentive stock options and non-qualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation of our common stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right, however, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no stock option or stock appreciation right may have a term exceeding seven years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction (a “cashless exercise”) as determined by the plan administrator. The plan administrator determines the methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock and Stock Units

The plan administrator is authorized to grant restricted stock and stock units. Restricted stock is a grant of shares of common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the plan administrator. An award of a stock unit confers upon a participant the right to receive shares of common stock at the end of a specified period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of a stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. The plan administrator determines all of the terms of the restricted stock and stock units awards subject to the terms of the amended and restated 1998 Plan. Notwithstanding the foregoing, restricted stock and stock units are subject to certain vesting requirements and restrictions discussed below.

Dividend Equivalents

The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the plan administrator. Currently, there are no outstanding dividend equivalent awards, either with other outstanding awards under any of our incentive compensation plans or as stand alone awards. The plan administrator determines all of the terms of the dividend equivalent awards subject to the terms of the amended and restated 1998 Plan.

Awards in Lieu of Cash Obligations

The plan administrator is authorized to grant shares of common stock or other awards in lieu of our obligations to pay cash under the amended and restated 1998 Plan or other plans or compensatory arrangements, subject to the terms of the amended and restated 1998 Plan and such other terms as the plan administrator may specify.

Other Stock Based Awards

The plan administrator is authorized to grant awards under the amended and restated 1998 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards, subject to the terms of the amended and restated 1998 Plan.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the amended and restated 1998 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be “covered employees” (as defined below) may, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as “performance based” compensation that is excluded from the limitation on our tax deduction under Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our three most highly compensated officers (excluding our chief financial officer) as of the end of a taxable year pursuant to federal securities laws. If and to the extent required under Section 162(m), any power or authority relating to a performance award that is intended to qualify under Section 162(m) will be exercised by a committee that qualifies under Section 162(m), rather than our Board of Directors.

Subject to the requirements of the amended and restated 1998 Plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements, and/or those of our affiliates, or for our business units (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for performance awards designed to comply with the performance-based compensation exception to Section 162(m): (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m). The plan administrator is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.

Vesting Restrictions on Restricted Stock Equivalent Awards

On the effective date of this amended and restated 1998 Plan, restricted stock, stock units and all other awards granted under the amended and restated 1998 Plan where the participant is not required to pay more than the par value of the shares subject to the award in cash (i.e., “restricted stock equivalent awards”)that vest based on continued service (i.e., “time-based vesting”) must vest over a minimum period of three years from the date of grant, with a maximum of 1/3rd of the award vesting in any one year. On the effective date of this amended and restated 1998 Plan, restricted stock equivalent awards that vest based upon the achievement of performance criteria must vest over a minimum of one year from the date of grant. On the effective date of this amended and restated 1998 Plan, except with respect to a participant’s death, disability, retirement or in connection with a change in control, the plan administrator may not grant restricted stock equivalent awards without the vesting restrictions or forfeiture or repurchase rights described above in this paragraph or waive the forfeiture or repurchase rights or accelerate the vesting of restricted stock equivalent awards equal to more than five percent of the shares reserved under the amended and restated 1998 Plan.

Other Terms of Awards

Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the plan administrator. Awards under the amended and restated 1998 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the amended and restated 1998 Plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the amended and restated 1998 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the plan administrator may, in its discretion, permit transfers of awards subject to any applicable legal restrictions, provided that such transfers are not made in exchange for cash or other property.

Acceleration of Vesting; Change in Control

Except as otherwise provided in an award agreement, in the event of an involuntary termination of an employee’s employment by us or our successor without “cause” or for “good reason” within 24 months after a “change in control” (as each term is defined in the amended and restated 1998 Plan), all awards held by such individual shall become fully vested, exercisable and all restrictions applicable to such awards shall lapse. In addition, any performance goals relating to any performance-based award held by such individual will be deemed to have been met upon such termination.

To the extent we undergo a corporate transaction (as defined in the amended and restated 1998 Plan), the amended and restated 1998 Plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance awards and other stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met and, to the extent applicable, all unexercised awards will terminate on the close of the corporate transaction. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a corporate transaction, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator of at least five (5) business days, and the option or stock appreciation right will terminate upon the expiration of such period. The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the awards contingent on the corporate transaction. With respect to a corporate transaction which is not a change in control, awards under the amended and restated 1998 Plan must be assumed, continued, or substituted for.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue, or terminate the amended and restated 1998 Plan or the plan administrator’s authority to grant awards without further stockholder approval, except stockholder approval will be obtained for any amendment or alteration if such approval is deemed necessary and advisable by our Board of Directors or for any amendment for which stockholder approval is required by law or the primary stock exchange on which our common stock trades. Amendments to the amended and restated 1998 Plan or any award require the consent of the affected participant if the amendment would materially and adversely affect such participant. The plan administrator also may amend the terms of outstanding awards, in its discretion. Unless earlier terminated by our Board of Directors, the amended and restated 1998 Plan will terminate on the later of (x) five years after the adoption by our Board of Directors of the amended and restated 1998 Plan and (y) ten years after the approval of an increase in the number of shares reserved under the 1998 Plan by our Board of Directors (contingent upon such increase being approved by our stockholders). In addition, the amended and restated 1998 Plan shall terminate at such time as no shares of our common stock remain available for issuance under the amended and restated 1998 Plan and no further rights or obligations with respect to outstanding awards are outstanding under the amended and restated 1998 Plan.

Federal Income Tax Consequences of Awards

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The amended and restated 1998 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price per share equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock received over the exercise price paid. If the optionee is our employee or an employee of one of our affiliates, that income will be subject to employment taxes and withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The amended and restated 1998 Plan provides for the grant of stock options that qualify as “incentive stock options,” (which are referred to as ISOs), as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, (which is referred to as the Required Holding Period), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, (which is referred to as a Disqualifying Disposition), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. If there is a Disqualifying Disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) and provided that amount is reasonable, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. If the recipient is our employee or an employee of one of our affiliates, any income recognized will be subject to employment taxes and withholding tax.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock on the day the right is exercised and the shares of our common stock are delivered. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. If a stock unit does not conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code, the date of the taxation will be the vesting date and there will be an additional twenty percent tax and interest on any taxes owed measured from the vesting date until the date such taxes are paid.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time payments are received under the dividend equivalent award, with the amount of income recognized equal to the fair market value of the payments received. Subject to the requirement of reasonableness, the provisions of

Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.

Section 162 Limitations

Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our three highest compensated officers as of the end of a taxable year as disclosed in our SEC filings, other than our chief financial officer.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of our Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the amended and restated 1998 Plan under which the award is granted are approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

New Plan Benefits

Awards to eligible participants under the 1998 Plan, as proposed to be amended and restated, will be made on a discretionary basis. Accordingly, it is not possible to determine the benefits that will be received by our executive officers and our other employees under the plan in our 2008 fiscal year or any other future period. By way of background, please see “Executive Compensation – Grants of Plan Based Awards in Fiscal Year 2007” below for information regarding stock options awarded in fiscal 2007 to our named executive officers.

Equity Compensation Plan Information

We maintain the 1998 Plan, the Directors’ Stock Option Plan, and our Employee Stock Purchase Plan, all of which were approved by our stockholders, and the 2002 Non-Qualified Stock Option Plan and the Supplemental Stock Purchase Plan, neither of which was subject to stockholder approval. The features of these plans are described in Note 13 of our Notes to Consolidated Financial Statements in our Form 10-K for the year ended June 30, 2007. The following table presents information about these plans as of June 30, 2007.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	13,016,599	$7.45	1,913,794	(2)
Equity compensation plans not approved by security holders	813,879	$6.33	55,897	(3)
Total	13,830,478	$7.39	1,969,691

(1)	These equity compensation plans contain an “evergreen” provision whereby the number of shares available for issuance automatically increases on July 1 of each year. The 1998 Plan increases in an amount equal to the lesser of: (a) 4% of the total number of shares of our common stock outstanding as of the immediately preceding June 30; (b) 2,000,000 shares; or (c) an amount determined by our Board of Directors. The Directors’ Stock Option Plan increases in an amount equal to the lesser of: (a) 100,000 shares; (b) the number of shares subject to option grants in the prior year ending June 30; or (c) an amount determined by our Board of Directors. The Employee Stock Purchase Plan increases in an amount equal to the lesser of: (a) 0.5% of the total number of shares of our common stock outstanding on a fully diluted basis as of the immediately preceding June 30; (b) 600,000 shares; or (c) an amount determined by our Board of Directors.

(2)	Of these shares, 1,503,741 shares remain available for grant under the 1998 Long-Term Incentive Plan, 410,000 shares remain available for grant under the Directors’ Stock Option Plan, and 53 shares remain available for purchase under the Employee Stock Purchase Plan. On July 27, 2006 our Board of Directors approved the following evergreen share increases: 1,730,448 shares for the 1998 Long-Term Incentive Plan, 60,000 shares for the Director’s Stock Option Plan, and 226,254 shares for the Employee Stock Purchase Plan. Because these share increases were not registered on Form S-8, and therefore were not available for issuance until July 2, 2007 they were not included in the above table.

(3)	Of these shares, 28,647 shares remain available for grant under the 2002 Non-Qualified Option Plan and 27,250 shares remain available for purchase under the Supplemental Stock Purchase Plan.

Board’s Recommendation

Our Board of Directors has approved the amendment and restatement of the 1998 Plan, subject to approval from our stockholders at the annual meeting. Our Board of Directors believes that the approval of the amended and restated 1998 Plan is important to achieve our corporate objectives (as described above).

Our Board of Directors recommends a vote “FOR” the proposal to amend and restate the 1998 Plan for the reasons explained above.

PROPOSAL NO. 4—APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

On May 22, 1998, our Board of Directors adopted, and the stockholders subsequently approved, our Employee Stock Purchase Plan (which we refer to as the “Purchase Plan” in this proposal).

On August 9, 2007, our Board of Directors amended and restated the Purchase Plan, subject to stockholder approval, primarily to extend the term of the Purchase Plan, remove the “evergreen” provision and to reserve an additional 1 million shares of our common stock for issuance under the amended and restated Purchase Plan. Our Board of Directors adopted these amendments in order to ensure that we can continue to grant purchase rights to our employees at levels and in geographies determined appropriate by our Board of Directors.

During the last fiscal year, no shares of Common Stock were purchased under our Purchase Plan due to our failure to be current with our SEC filings as such filings were delayed as a result of the voluntary stock option investigation.

As of June 30, 2007 only 53 shares were available for issuance under the Purchase Plan. However, on September 15, 2007 458,178 shares were available for issuance under the Purchase Plan, which amount gives effect to the registration in July 2007 of evergreen shares that were approved in July 2006 and the registration in September 2007 of evergreen shares that were approved in August 2007. In addition, unless the amendment and restatement of the Purchase Plan is approved by the stockholders, the Purchase Plan shall terminate pursuant to its terms in May 2008.

The essential features of the Purchase Plan, as amended and restated, are outlined below:

Purpose

The purpose of the amended and restated Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by our Board of Directors to participate in the amended and restated Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of our U.S. employees and some employees of our international subsidiaries are eligible to participate in the amended and restated Purchase Plan. The rights to purchase Common Stock granted under the amended and restated Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended.

Effectiveness of Amended and Restated Purchase Plan

The amended and restated Purchase Plan will become effective at such time as determined by our Board of Directors after its approval by our stockholders. At this time, we expect the amended and restated Purchase Plan to become effective upon the end of the current outstanding offering under the current Purchase Plan, which will occur in May 2008.

Administration

The plan administrator administers the amended and restated Purchase Plan and has the final power to construe and interpret both the amended and restated Purchase Plan and the rights granted under it. The plan administrator has the power, subject to the provisions of the amended and restated Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), whether employees of any parent or subsidiary of the Company will be eligible to participate in the amended and restated Purchase Plan. In addition, the plan administrator has the power to establish, amend and revoke rules for the administration of the amended and restated Purchase Plan and in the exercise of these powers, the plan administrator may correct any deficiency, omission or inconsistency in the amended and restated Purchase Plan in the manner and to the extent necessary or expedient to make the amended and restated Purchase Plan fully effective. The plan administrator generally has the power to perform such acts as it deems necessary or expedient to promote our best interests and to carry out the intent of the Purchase Plan.

Our Board of Directors has been given the authority to act as the plan administrator. In addition, our Board of Directors has the power to delegate administration of the Purchase Plan to a committee composed of not less than one member of our Board of Directors. At this time our Board of Directors has delegated administration of the Purchase Plan to the compensation committee of our Board of Directors. As used herein with respect to the amended and restated Purchase Plan, the term plan administrator refers to our board of directors and any committee to which our Board of Directors delegates some or all of the administration of the amended and restated Purchase Plan.

Stock Subject to Purchase Plan

As of September 15, 2007, we have 458,178 shares available for issuance under the Purchase Plan. If this proposal is approved by our stockholders, we will add an additional 1 million shares, for a total of 1,458,178 shares of our common stock reserved for issuance under the amended and restated Purchase Plan. Upon approval of this proposal to amend and restate the Purchase Plan, the “evergreen’ provision that is in the current version of the Purchase Plan will be removed from the Purchase Plan and any future increases to the share reserves will require stockholder approval. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights will again become available for issuance under the amended and restated Purchase Plan.

Offerings

The amended and restated Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the plan administrator. The maximum length for an offering under the amended and restated Purchase Plan is 27 months. The plan administrator may divide an offering into two or more “purchase periods,” where, at the end of each purchase period, participants may exercise the purchase rights they were granted under the amended and restated Purchase Plan. Under the Purchase Plan, the offering period was usually 6 months long. The current ongoing offering period began August 6, 2007 and will end April 30, 2008, slightly less than 9 months long since this period commenced as soon as was administratively possible following the time that the Company became current with its SEC filings. Currently, we plan to establish offering periods that are 6 months long upon the effectiveness of the amended and restated Purchase Plan.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the plan administrator) on the first day of an offering is eligible to participate in that offering. The plan administrator may provide that employees must have been continuously employed by the Company or the designated parent or any subsidiary corporation for at least two years prior to the first day of an offering in order to be eligible to participate in such offering. Currently, there is no such period of service requirement.

However, no employee is eligible to participate in the amended and restated Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its parent and subsidiary corporations in any calendar year. In addition to the preceding limitation, the plan administrator may provide for individual and offering limitations on the maximum number of our shares of common stock that may be purchased.

Participation in the Plan

Eligible employees enroll in the amended and restated Purchase Plan by delivering to the Company, prior to the date selected by the plan administrator as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ base compensation during the offering.

Purchase Price

The purchase price per share at which shares of Common Stock are sold in an offering under the amended and restated Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period or offering, as applicable.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the plan administrator provides in the offering. The plan administrator may limit the times to make and frequency of any changes by a participant in the participant’s payroll deductions after the beginning of any offering. All payroll deductions made for a participant are credited to his or her account under the amended and restated Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

Purchase of Stock

By executing an agreement to participate in the amended and restated Purchase Plan, the employee is entitled to purchase shares under the amended and restated Purchase Plan. In connection with offerings made under the amended and restated Purchase Plan, the plan administrator specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the plan administrator would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each purchase period or offering, as applicable at the applicable price.

Withdrawal

While each participant in the amended and restated Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the amended and restated Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period or offering, subject to any reasonable administrative limit provided by the plan administrator.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee’s behalf during such offering, and such employee’s right to participate in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the amended and restated Purchase Plan.

Termination of Eligibility

Rights granted pursuant to any offering under the amended and restated Purchase Plan terminate immediately upon cessation of an employee’s eligibility for any reason (such as a termination of employment), and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the amended and restated Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the type(s), class(es) and number of shares of Common Stock subject to the amended and restated Purchase Plan and to outstanding purchase rights. In that event, the amended and restated Purchase Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the amended and restated Purchase Plan and the outstanding purchase rights granted under the amended and restated Purchase Plan will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such purchase rights.

Effect of Certain Corporate Transactions

In the event of (i) the sale or other disposition of all or substantially all of the assets of the Company, (ii) the sale or other disposition of at least ninety percent of the outstanding securities of the Company, or (iii) a merger, consolidation or similar transaction (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the amended and restated Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of Common Stock within twenty days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

Our Board of Directors may suspend or terminate the amended and restated Purchase Plan at any time. The plan administrator may amend the amended and restated Purchase Plan at any time. Any amendment of the amended and restated Purchase Plan must be approved by the stockholders within 12 months of its adoption by our Board of Directors if the amendment is necessary for the amended and restated Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations, except to the extent the amendment would solely benefit the administration of the amended and restated Purchase Plan, or is made to account for a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for the participants or the Company or its affiliates.

Rights granted before amendment or termination of the amended and restated Purchase Plan will not be altered or impaired by any amendment or termination of the amended and restated Purchase Plan without consent of the employee to whom such rights were granted, except as necessary to comply with any laws or governmental regulations.

Federal Income Tax Information

Rights granted under the amended and restated Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the amended and restated Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant upon a disqualifying disposition of the stock (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Board’s Recommendation

Our Board of Directors has approved the amendment and restatement of the Purchase Plan, subject to approval from our stockholders at the annual meeting. Our Board of Directors believes that the approval of the amended and restated Purchase Plan is important to achieve our corporate objectives (as described above).

Our Board of Directors recommends a vote “FOR” the proposal to amend and restate the Purchase Plan for the reasons explained above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2007 except as indicated, certain information regarding the beneficial ownership of our common stock by

•	each stockholder known by us to own beneficially more than 5% of our common stock,

•	each of our directors,

•	each named executive officer listed in the Summary Compensation Table below and

•	all directors and executive officers as a group.

In the table below, percentage ownership is based upon 43,862,533 shares of common stock outstanding as of August 31, 2007. Common stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2007 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other person. Unless otherwise indicated, the persons named have sole voting and investment power over the shares beneficially owned by them subject to community property laws. Where information is based on Schedules 13G filed by the named stockholder, the number of shares owned is as of the date for which information was provided in such schedules.

Shares Beneficially Owned

	Common Stock
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
FMR Corp. (1) 82 Devonshire Street Boston, MA 02109	5,653,679	12.89%
Wellington Management Company, LLP (2) 75 State Street Boston, MA 02109	4,411,000	10.06%
Schroder Investment Management Inc. (3) 875 Third Avenue, 21st floor New York, NY 10022	2,983,300	6.80%
Eastbourne Capital Management, L.L.C. (4) 1101 Fifth Avenue Suite 370 San Rafael, CA 94901	2,951,139	6.73%
Barclays Global Investors, NA (5) 45 Fremont Street San Francisco, CA 94105	2,795,088	6.37%
Trivium Capital Management, LLC (6) 600 Lexington Avenue, 23rd Floor New York, NY 10022	2,789,294	6.36%
Pacific Edge Investment Management, LLC (7) 100 Hamilton Avenue, Suite 100 Palo, Alto, CA 94301	2,280,427	5.20%

Directors and Executive Officers: (8)
John E. Bourgoin	2,149,014	4.90%
Kenneth L. Coleman	173,999	*
Jose E. Franca	—	*
Fred M. Gibbons	148,000	*
Robert R. Herb	66,667	*
Anthony B. Holbrook	257,500	*
William M. Kelly	176,246	*
Mervin S. Kato	575,633	1.31%
Sandy Creighton	948,733	2.16%
W. Patrick Hays	276,456	*
Brad Holtzinger	288,630	*

	Common Stock
Name of Beneficial Owner	Number	Percentage
Catherine Hunt Rundle	99,633	*
Directors and executive officers as a group (15 persons)	6,122,816	13.96%

*	Less than 1%.

(1)	As reported by FMR Corp. on Schedules 13G filed with the Securities and Exchange Commission on February 14, 2007. According to such Schedules 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 5,527,800 shares of common stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Small Cap Fund, amounted to 3,679,849 shares of common stock outstanding. Edward C. Johnson 3d, Chairman of FMR Corp. and FMR Corp. (through its control of Fidelity), and the funds each has sole power to dispose of the 5,527,800 shares of common stock owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. According to such Schedules 13G, members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other of these Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 5,700 shares of common stock. Edward C. Johnson 3d and FMR Corp, through its control of Fidelity Management Trust Company, each has sole dispositive power over 5,700 shares and sole power to vote 5,700 shares of common stock owned by the institutional accounts. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp, is the beneficial owner of 120,179 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 120,179 shares and sole power to vote 106,179 shares of common stock owned by the institutional accounts managed by Pyramis Global Advisors Trust Company.

(2)	As reported by Wellington Management Company, LLP on Schedule 13G/A filed with the Securities and Exchange Commission on April 30, 2007. According to such Schedule 13G/A, Wellington Management Company, LLP has shared power to vote 2,085,000 shares of common stock and shared power to dispose of 4,411,000 shares of common stock. Wellington Management Company, LLP is an investment advisor whose clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

(3)	As reported by Schroder Investment Management, Inc. on a Schedule 13G as filed with the Securities and Exchange Commission on February 14, 2006. According to such Schedule 13G, the stockholder has sole power to vote and dispose of shares.

(4)	As reported by Eastbourne Capital Management, L.L.C. on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007. According to such Schedule 13G, Eastbourne Capital Management L.L.C. and Richard Jon Barry have shared power to vote and dispose of 2,951,139 shares of common stock.

(5)	As reported by Barclays Global Investors, NA on Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007. According to such Schedule 13G, Barclays Global Investors, NA has sole power to vote 2,663,955 shares of common stock and sole power to dispose of 2,795,088 shares of common stock and Barclays Global Fund Advisors has sole power to vote and dispose of 684,530 shares of common stock.

(6)	As reported by Trivium Capital Management, LLC on Schedule 13G filed with the Securities and Exchange Commission on September 28, 2007. According to such schedule 13G, Trivium Capital Management, LLC has sole power to vote 2,698,363 shares of common stock and sole power to dispose of 2,789,294 shares of common stock and Trivium Offshore Fund, Ltd. has sole power to vote and dispose of 2,412,460 shares of common stock.

(7)	As reported by Pacific Edge Investment Management, LLC on a Schedule 13G as filed with the Securities and Exchange Commission on January 23, 2004. According to such Schedule 13G, each of Pacific Edge Investment Management, LLC and Karen Payne have shared power to vote and dispose of the shares. Pacific Edge Investment Management LLC is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the stock. Karen Payne is the Manager of Pacific Edge Investment Management LLC.

(8)	The table includes the following shares subject to acquisition upon exercise of options on August 31, 2007 or within 60 days thereof: Mr. Bourgoin 2,048,110; Mr. Coleman 167,500; Mr. Gibbons 137,500; Mr. Herb 61,667; Mr. Holbrook 237,500; Mr. Kelly 167,500; Mr. Kato 532,123; Ms. Creighton 887,211; Mr. Hays 271,333; Mr. Holtzinger 287,244; Ms. Rundle 99,633 and directors and executive officers as a group 5,828,021.

Under our Rights Plan, our stockholders have the right to purchase shares of our preferred stock upon the occurrence of specified events. The documents evidencing this Rights Plan have been filed with the Securities and Exchange Commission as exhibits to registration statements on Form 8-A.

The following pages contain reports of MIPS’ Compensation Committee and the Audit and Corporate Governance Committee and a Performance Graph. Stockholders should be aware that under the rules of the SEC, this information is not considered to be “soliciting material”, nor to be “filed”, under the Securities Exchange Act of 1934. This information shall not be deemed to be incorporated by reference in any past or future filing by MIPS under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that MIPS specifically incorporates this information by reference.

COMPENSATION COMMITTEE REPORT

Composition of the Committee

During fiscal 2007, the Compensation Committee of the Board of Directors of MIPS consisted of Mr. Kenneth L. Coleman (Chairman), Mr. Robert R. Herb, and Mr. Benjamin A. Horowitz. Each of Mr. Coleman, Mr. Herb and Mr. Horowitz is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and meets the definition of “non-employee director” under Rule 16b-3 of the Exchange Act.

Charter

The Compensation Committee is a standing committee of our Board of Directors whose primary objectives are to oversee, review and approve compensation for our executive officers, evaluate the performance of our Chief Executive Officer, and administer our Long-Term Incentive Plan, our Non-Qualified Stock Option Plan and our Employee Stock Purchase Plan.

Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the Company’s 2007 Annual Meeting of Stockholders.

The Compensation Committee

Kenneth L. Coleman, Chairman

Fred M. Gibbons

Robert R. Herb

PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders for our common stock, our Class B common stock, the NASDAQ Stock Market Index—U.S., and the RDG Semiconductor Composite Index. The graph assumes that $100 was invested in our Class A common stock and in each index on June 30, 2002. On November 14, 2003, we effected a re-combination of our Class A and Class B common stock into a single class of common stock. The cumulative total return for our common stock reflects the performance of our Class A common stock prior to the re-combination and the performance of our single class of common stock following the re-combination. No dividends have been declared or paid on our Class A, Class B or common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of our Compensation

We invest our resources to grow our business in a manner that will increase stockholder value. To further this objective, our Compensation Committee has designed our compensation program to support and reward the achievement of our financial goals and to promote the attainment of other key business objectives.

In order to conduct our business effectively, we must attract and retain executive officers who are highly skilled and have significant experience in the high technology industry, and in particular in semiconductors and microprocessor design. Our headquarters are located in the San Francisco Bay Area of California. Competition for skilled senior executives in this market is very competitive. Consequently, our compensation program for our executive officers has the further objective, as is the case for all of our employees, of better enabling us to attract effective personnel and retain them in the competitive market place in which we operate. In August 2007, we acquired Chipidea Microelectronica. S.A., a Portuguese company, (“Chipidea”) and as a result of the acquisition, we have appointed the Chairman and Chief Executive Officer of Chipidea to our Board of Directors and he and the former Chief Financial Officer of Chipidea have been made executive officers of the Company. These recent additions to the executive officers are not included in this discussion for purposes of the 2007 fiscal year.

The compensation program that we provide for our executives, including the named executive officers, has three main components:

•	Salary

•	Bonus

•	Equity compensation

We also provide our executive officers with benefits under plans generally available to all salaried employees, a deferred compensation program, and an automobile allowance for Messrs. Bourgoin, Browne and Holtzinger.

Process for Determining Executive Compensation

Our Compensation Committee has engaged an executive compensation consultant to assist it in establishing the compensation of our executives. This consultant, Frederic W. Cook & Co., Inc. has provided executive compensation advice to the Compensation Committee for over five years.

With the assistance of our compensation consultant we have identified a list of peer companies whose compensation we evaluate and use to help us establish the amounts of each element of compensation that we pay to our executives. These peer companies consist of companies of broadly similar size based on sales, market capitalization and number of employees (in latest report, annual revenues ranged from $17 million to $817 million, market capitalizations ranged from $91 million to $3,982 million and employees ranged from 80 to 2,400. In addition to their comparable size, we believe these companies are relevant for comparative purposes because we all participate to one extent or another in the semiconductor industry, which requires key employees with a similar set of knowledge and skills and subject to similar market conditions for executive talent. We also include in the peer group our competitors, regardless of their size, as we regard them as competitors for executive talent. In addition to the evaluation of this peer group, we also use compensation industry sources to obtain relevant compensation information, including in particular the Radford surveys which focus on the technology industry. The list of companies comprising our peer group is reviewed each year to determine whether any changes should be made, although changes are generally very limited. By way of example, the peer companies that we used in establishing fiscal 2008 compensation is substantially the same as those included as peers for fiscal 2007. For fiscal 2007 the companies that were included in the peer group were Arm Holdings, California Micro Devices, CEVA, Exar, InterDigital Communications, Integrated Device Technology, Kopin Corporate, Magma Design Automation, Micrel, Monolithic Systems Tech, PDF Solutions, Pericom Semiconductor, PLX

Technology, RadiSys Corporation, Rambus, SigmaTel, Supertex, Tessera Tech, Trident Microsystems, TriQuint Semiconductor, Virage Logic Corporation, and Vitesse Semiconductor.

Our Compensation Committee approves the compensation for our executives other than our Chief Executive Officer and recommends for approval by the full Board of Directors the amount of compensation for our Chief Executive Officer. In establishing compensation of executives other than our Chief Executive Officer, the committee reviews recommendations of our Chief Executive Officer.

Elements of Compensation

The following is a discussion of why we choose to pay each element of the compensation that we pay and of our objectives in doing so. As further explained below, we set our executive salaries and target bonuses at the top 75% level of the peer group. We use this higher-than-median level for two reasons. First, our business does not involve the production of a physical product like the semiconductor companies included in the peer group. We have very limited investments in our physical facilities or in a manufacturing and distribution capability. Rather, we derive our sales from the development, and the marketing and sales, of the highly complex architectures and cores that we undertake to develop more effectively than our customers can develop on their own, or obtain from one of our competitors. As such, we believe that we are particularly reliant on executive talent that can continue to develop products for, and sell them to, our very discerning customer base. Second, we have used this relative pay scale since the formation of our company as a separate subsidiary of our former parent some 10 years ago. We believe that we will be most effective in attracting, retaining and motivating our executives if we maintain an overall compensation philosophy that is consistent with that which we have used historically to attract and retain our key employees.

Salary. We set salary amounts at levels that we believe will enable us to be competitive for executive talent in our markets, based on the review of the data provided by our consultant and the other market data to which we refer, as described above. We establish salaries that match, approximately, those paid at the top 75% level of the peer companies that we have identified. The salaries of our executive officers (other than our CEO) are typically the same or within a narrow range unless we determine in any particular year that an executive officer’s salary should be adjusted in light of market conditions. The salary component of compensation assures our executives of a reasonable level of income at a competitive rate and we believe that paying above-median salaries helps us to attract executive talent.

Bonuses. We believe that a significant percentage of the annual cash compensation that is available to be earned by our executive officers should be tied to the achievement of corporate performance objectives, and that this serves to motivate our executive officers to meet or exceed company performance levels and provides the proper incentives for such achievement. We maintain our Performance-Based Bonus Plan for Executives with this goal in mind, as well as to enable us to offer our executives the opportunity to earn competitive levels of cash compensation. As with our executive’s salaries, the target cash bonuses under our Performance-Based Bonus Plan are set at levels that will enable our executives to be paid cash bonuses near the top 75% levels of our peer companies if we achieve our financial plan, and more if we exceed the plan and less if we do not.

Under our Performance-Based Bonus Plan for Executives, a specified percentage of the executive’s base salary is established as the target bonus and, if earned, is paid in a single payment after the end of the fiscal year. Bonuses are paid to the extent that we achieve both the revenue and operating income contained in the financial plan that our Board of Directors approves each year for the operation of our business. We have chosen these two metrics as the basis for management bonuses because we believe that revenue growth is the key to our ability to enhance stockholder value. Our revenues consist of both contract revenue and royalties, the latter of which we earn when our customers, and their customers, sell products incorporating the technology that we have licensed. This being the case, to the extent that we are successful in increasing contract revenues in any given period we not only increase revenue for that period but also position ourselves for the possibility of receiving increased royalties in the future. We include operating income as a second metric in order to encourage discipline in the management of our business and in the pursuit of the higher revenues that are our goals. We believe this basic model for our executive bonus plan is well understood by both our executives and our compensation committee and that it is effective in motivating our management and is regarded as fair by them in its operation.

Under our plan, no bonus payments are made unless we achieve both sales and operating income at the level of at least 90% of that provided for these two metrics in the financial plan. If we achieve both metrics at the plan levels, then bonus is paid at the target percentage of salary. A maximum payment of two times the target percentage will be paid if actual revenue exceeds the plan by more than 20% and actual operating income exceeds the plan by more than 30%. When actual performance falls between the 90% level and 120% and 130% levels for sales and operating income, respectively, bonus is paid according to a formula based on the sales and operating income targets. In establishing operating income levels for this plan we do not take account of certain income or expense items that we did not anticipate in establishing the plan and that are not reflective of the effectiveness of our operations, such as charges associated with acquisitions.

We choose to pay bonuses if we achieve less than 100% of our targets, because we do not believe it is effective to have the payment of bonus tied to complete achievement of our financial plan, which, as further discussed below, is not certain of achievement in any given year. That is, we believe that it is important to continue to motivate our executives for improved performance even when it becomes evident that plan levels of operating results will not be attained. We selected 90% as the threshold for this purpose because this would still represent substantial attainment of plan.

In addition to the Performance-Based Bonus Plan for Executives, our Chief Executive Officer also participates in the Additional Performance-Based Bonus Plan for the CEO (“CEO Bonus Plan”). The purpose of this plan is to strengthen the focus of our Chief Executive Officer on key corporate goals and strategic corporate objectives that are identified by our Board of Directors by making an even higher percentage of the CEO’s target compensation subject to the achievement of performance goals. Under the CEO Bonus Plan, we establish a target percentage of salary that will be paid for the achievement of specific corporate goals that are developed and weighted for the fiscal year by our Board of Directors. Under this plan, following the end of the fiscal year the Board will determine the percentage to which these goals have been attained. That percentage of attainment is then multiplied by the target percentage to reach an achievement percentage. Finally, the achievement percentage is multiplied by the same percentage by which the target percentage is multiplied under the Performance-Based Bonus Plan for Executives described above to determine the amount of payout under the CEO Bonus Plan. As such, the CEO is rewarded for the achievement of key goals established by our Board only if this is achieved in a year that we achieve our target levels of operating performance at not less than the 90% level. For fiscal year 2007, the Board delegated authority under the CEO Bonus Plan to the Chairman of the Board of Directors and the Chairman of the Compensation Committee to establish performance goals, and their weighting, and to determine the percentage to which these goals had been achieved.

We also have a two-component bonus program for our Vice President of World Wide Sales. This vice president participates in the Performance-Based Bonus Plan with other executives. In addition, this vice president is eligible to earn a separate bonus under the Special Bonus Plan for the Vice President of Worldwide Sales at a target percentage of salary based on achievement of the annual contract revenue goal. Bonus begins to accrue under this plan once we achieve 80% of plan revenue, with an achievement percentage accruing at the rate of five percent for each one percent that actual revenues exceed the 80% threshold, reaching a 100% achievement percentage if actual revenue reaches 100% of the plan. To the extent that revenue exceeds the plan, the vice president’s achievement percentage increases by two percentage points for each one percentage point that revenue exceeds the plan. The amount of bonus that can be earned under this plan is not subject to a maximum limit.

In the case of each of the Bonus Plans, our Compensation Committee (and the Board of Directors with respect to the CEO, or their delegates) retains the discretion to grant bonuses in amounts that are higher or lower than the amounts determined under the formula provided in each of the Bonus Plans.

Equity Compensation. We grant our executive officers equity awards in the form of stock options. Although we have in the past paid equity awards in the form of restricted stock, we believe that because stock options have value only if the price of our stock increases after the date of grant, that they effectively connect compensation with increased stockholder value. In addition, our stock options help retain key employees because they typically become exercisable over a vesting period of 36 months and if not exercised are forfeited if the employee leaves the employ of the Company. The vesting schedule also helps keep employees focused on our long-term performance. In fiscal 2006, the Board of Directors reduced the term of options granted under the Company’s equity-based compensation plans from ten years to seven years in order to reduce the expense of such option under SFAS No. 123R, and at that time reduced the standard vesting schedule from 50 to 36 months. The Compensation Committee reviews the trends and data regarding equity compensation for executives in the peer group and considers the recommendations of the CEO in light of prior grants and the desire to retain executives in granting annual stock option renewals.

We make annual grants of stock options to our executive officers. In July 2006 our Compensation Committee determined that the annual grants would be made each year on August 15 (or on the next business day if August 15 falls on the weekend). We grant new hire stock option awards to new executives. New hire grants are made on the last Thursday of each month to all employees (including executives) who commenced employment by the Monday immediately preceding the last Thursday of the month. We have proposed for stockholder approval the amendment and restatement of our 1998 Long-Term Incentive Plan, which expires in May 2008. If stockholders do not approve this proposal, we will evaluate whether it is in the interests of the Company to accelerate annual grants for 2008 to a date earlier than the expiration date of the plan in order to use shares that have previously been authorized for use under the plan.

Benefits. We also provide our executives with benefits that are generally available to all our salaried employees, such as participation in our employee stock purchase plan, health insurance, 401(k) plan (under which the Company matches contributions up to $2,500 in order to encourage employees to invest in the savings program) and a deferred compensation program available to all employees at a level of director and above. For further discussion, see “Nonqualified Deferred Compensation” below. The Company does not provide a traditional defined retirement plan, so the deferred compensation program provides a means for executives to structure their own savings plan. In addition, three of our executives, Mr. Bourgoin, Mr. Browne and Mr. Holtzinger, received automobile allowances in fiscal 2007, as they each are in positions requiring numerous visits to customer and other offsite meetings.

Relationship of the Compensation Elements. We view the elements of compensation as related but distinct. The level of each compensation element is based in part, but not exclusively on competitive benchmarking consistent with our key compensation objectives. We do not have a policy for allocating compensation between our cash compensation, which is paid as salary or earned as bonus each year, and our equity compensation, which may be regarded as long term compensation because of the vesting provisions and the length of the option term.

Fiscal 2007 Compensation

The compensation of our executive officers for fiscal 2007 was consistent with the objectives and programs discussed above. The named executive officers, other than our Chief Executive Officer, received salary increases of 0% to 4%. Our Chief Executive Officer’s base salary for fiscal 2007 was unchanged from that of fiscal 2006. The Compensation Committee recommended and the Board approved, in lieu of a salary increase, the establishment of the CEO Bonus Plan to allow our CEO the opportunity to earn additional compensation over and above the base salary and annual bonus if specific performance goals, as well as revenue and operating income at 90% of plan, are achieved.

We paid bonuses to our executive officers for fiscal 2007 under the Performance-Based Bonus Plan for Executives in the amounts provided for by the formula adopted under the plan. For fiscal 2007 the target level of bonus under the Bonus Plan was 70% of base salary for our Chief Executive Officer and 40% of base salary for our other executive officers. Our operating results exceeded our operating plan for the year, resulting in bonus payments that exceeded target levels. In determining that operating income exceeded plan, the Compensation Committee did not give effect to the charges incurred in fiscal 2007 associated with our stock option investigation, as these charges were not taken into account by the Board of Directors in establishing the operating plan for 2007. The operating plan for fiscal 2007 was set with the same approach as used in prior years, which was to establish somewhat aggressive, but achievable, levels of growth. To put this approach into the context of our compensation, we have used a similar bonus program since the year 2000. In the seven fiscal years from fiscal 2000 to fiscal 2006, our operating results, and resulting bonuses, exceeded the target levels three times, and our operating results fell below the 90% threshold four times, resulting in no bonus payments. The bonus payments under the Performance-Based Bonus Plan for Executives were $415,477 for our CEO and ranged from $141,292to $160,487 for the other named executive officers who were in our employ at the end of the year.

We paid an additional bonus to our CEO under the CEO Bonus Plan in the amount of $135,000 which was approved by the Board of Directors based on the recommendation of the Chairman of the Board of Directors and the Chairman of the Compensation Committee. This amount exceeds the target bonus under this plan of $120,000 as the specific corporate goals that were adopted under the plan were achieved at the 75% level on a weighted average basis, and, as noted above, the operating results exceeded the operating plan.

The Vice President of Worldwide sales received an additional bonus of $102,362 under the plan for which he is eligible that is based on annual revenue, as described above, as revenues for the year exceeded the plan levels.

The Compensation Committee approved a special discretionary bonus to Ms. Creighton, who served as our General Counsel through February 2006. This bonus of $38,220 was awarded in light of her having assumed greater responsibilities than had been anticipated following the departure of her successor in the fourth quarter of fiscal 2007.

We granted options in August 2006 to our CEO of 135,000 shares and to each of our other executive officers of 72,000 shares (prorated for those executives who had not been in their executive roles for the entire year). Consistent with the decisions made by the Board of Directors in fiscal 2006, these options have a seven-year term and vest over 36 months.

Fiscal 2008 Compensation

Our Compensation Committee has established the basic elements of compensation for our executives for fiscal 2008. The salary for our CEO increased by 6.25% and salaries for the other named executive officers increased by 2% to 6%, except for Dr. Franca, who received a salary increase of 11.1% effective from the date of the acquisition of Chipidea, and Mr. Dias who received no increase. We established the salaries for Dr. Franca and Sergio Dias, who became executive officers following our acquisition of Chipidea, based on their salaries at the time of the acquisition, their salary histories, the executive compensation data received from our consultants and comparisons to the salaries of the other executives and their respective positions in the Company. Our CEO and other executive officers will participate in the Performance-Based Bonus Plan for Executives, which will operate in the same manner as described above for the CEO and the other executives in corporate functions, including the use of the business plan established by our Board of Directors as the target for plan bonuses. In light of the expansion of our business into two business groups as a result of the Chipidea acquisition, the Compensation Committee revised the bonus program so that those executives in a business group function have the multiplier based on a split of 50% on performance compared to the overall corporate plan and 50% on performance compared to the business group plan. The revenue targets for the overall corporate performance and for each business group’s performance are those that formed the basis for the financial plan for fiscal 2008, and contribution margin amounts are the respective amounts that have been incorporated into the plan for the business groups. Contribution margin at the business group level was added as a metric for a portion of the bonus for these executives because, with our now having two business groups, we recognized that overall operating income was not a completely effective measure of motivating the management responsible for just one group.

In addition, subsequent to the acquisition, the Compensation Committee revised the Special Bonus Plan for the Vice President of Worldwide Sales to establish a percentage of base salary target for achievement of the contract revenue goals for the Analog Business Group for fiscal 2008. Bonus begins to accrue under this revision once the Analog Business Group achieves 80% of plan revenue, with an achievement percentage accruing at the rate of five percent for each one percent that actual revenues exceed the 80% threshold, reaching a 100% achievement percentage if actual revenue reaches 100% of the plan. To the extent that the Analog Business Group revenue exceeds the plan, the vice president’s achievement percentage increases by two percentage points for each one percentage point that revenue exceeds the plan. The amount of bonus that can be earned under this plan is not subject to a maximum limit.

Change in Control Agreements

We have entered into change in control agreements with our executive officers. These agreements provide that upon a change in control, the officer’s options and shares of restricted stock will become fully vested and the officer may elect, within six months following the change in control, to have his or her options “cashed out” based on the closing NASDAQ price on the day prior to the cash-out election. In addition, if the officer is terminated without cause, or voluntarily terminates for good reason, within 24 months after a change in control, the officer is entitled to receive a lump sum cash payment equal to 24 months salary. For further discussion, see “Potential Payments on Termination or Change” below. We believe that the “single trigger” provision for the acceleration of equity awards only upon change of control is appropriate as this allows the executive to receive the benefits associated with equity ownership in a change of change in control situation at the same time as our stockholders generally. Further, this provision will encourage executives to remain in our employ throughout the uncertainty that may exist in a potential change of control situation. With regard to the “double trigger” for severance payments in the event their employment is terminated within 24 months under specified circumstances, we recognize that executives are frequently not afforded the opportunity to continue in the employ of the acquiring company following a change of control transaction, and we believe that our change of control agreements will motivate our executives to remain in our employ through any change of control transaction in which we may become involved. Further, we believe the change of control agreements enable our executives to focus on the performance of their duties and to provide us with advice about a potential change in control without being distracted about the effects of the transaction on their continued employment.

On May 4, 2007, the Company entered into a separation agreement with Catherine Hunt Rundle, a former General executive. Under the terms of the agreement, Ms. Rundle’s last day of employment was May 18, 2007, at which time she ceased to be an employee of the Company. Ms. Rundle received a lump sum severance payment equal to six-months of salary and COBRA premiums.

Potential Payments upon Change in Control and Termination

If a change in control of MIPS had occurred on June 30, 2007 (the last day of the 2007 fiscal year) and the employment of each of the named executive officers was terminated without cause or resigned for good reason on the same date, the value of each executive officer’s severance and accelerated option vesting would be the amount shown in the table below. For purposes of the following table, we have assumed that (i) the price per share of MIPS’ common stock is equal to the closing price per share on June 29, 2007, which was the last trading day before MIPS’ fiscal year-end, (ii) options are substituted or assumed in connection with the change in control, and (iii) the value of any option that may be accelerated is equal to the excess of the closing price for a MIPS share on June 29, 2007 over the option’s exercise price (i.e., the full “spread” value of the option).

Name	Severance Payment ($)	Estimated Total Value of Option Acceleration ($)	Total ($)
John E. Bourgoin	$800,000	$1,014,020	$1,814,020
Mervin S. Kato	$494,418	$258,342	$752,760
Sandy Creighton	$509,600	$492,229	$1,001,889
W. Patrick Hays	$540,780	$253,390	$794,170
Brad Holtzinger	$476,100	$472,253	$948,353
Catherine Rundle (1)	—	—	—

(1)	Ms. Rundle served as our Vice President and General Counsel from February 2006 and as Secretary from April 2006 until her resignation on May 18, 2007. As such, she would not have received any payments upon a change in control as of June 30, 2007.

Tax Treatment of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other three most highly compensated executive officers of a company (excluding the chief financial officer) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the performance-based exceptions under Section 162(m). Our primary objective in designing and administering compensation policies is to support and encourage the achievement of our long-term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, we also intend to attempt to structure compensation programs such that compensation paid thereunder will be tax deductible by us. In general, stock options granted under our stock option plans are intended to quality under and comply with the “performance based compensation” exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options.

The following table summarizes compensation information for our Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers as of June 30, 2007, as well as for one individual who was not serving as an executive as of June 30, 2007, but who qualified for disclosure. These officers are referred to as the named executive officers.

Summary Compensation Table for Fiscal 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
John E. Bourgoin Chief Executive Officer and President	2007	$400,000	—	$62,625	$512,746	$550,477	$3,229	(5)	$1,529,077

Mervin S. Kato Vice President, Chief Financial Officer	2007	$247,209	—	$11,300	$470,366	$146,728	$3,101	(5)	$878,704

Sandy Creighton Vice President, Human Resources and Corporate Administration	2007	$254,800	$38,220	$22,600	$245,820	$151,224	$3,120	(5)	$715,784

W. Patrick Hays Vice President, Engineering	2007	$270,390	$500	—	$439,194	$160,487	$632	(5)	$871,203

Brad Holtzinger Vice President, Worldwide Sales	2007	$238,050	—	—	$340,918	$243,654	$632	(5)	$823,254

Catherine Hunt Rundle, former Secretary, Vice President and General Counsel (6)	2007	$215,484	—	—	$371,985	—	$149,879	(7)	$737,348

(1)	Amounts consist of bonuses earned for services rendered in fiscal 2007.

(2)	Stock awards consist only of restricted stock awards. Amounts shown do not reflect compensation actually received by the named executive officers. Instead the amounts shown are the compensation costs recognized in our financial statements for the fiscal year ended June 30, 2007 in accordance with provisions of SFAS No. 123R. These compensation costs reflect awards granted prior to, and that vested during, fiscal 2007. There were no awards granted in fiscal 2007. See Note 13 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2007 regarding the assumptions underlying the valuation of equity awards.

(3)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead the amounts shown are the compensation costs recognized in our financial statements for the fiscal year ended June 30, 2007 in accordance with provisions of SFAS No. 123R. See Note 13 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2007 regarding the assumptions underlying the valuation of equity awards.

(4)	Amounts consist of bonuses earned for services rendered in fiscal 2007. The bonuses to Mr. Bourgoin were earned under our Performance-Based Bonus Plan for Executives and our CEO Bonus Plan. The bonuses to Mr. Kato, Ms. Creighton, and Mr. Hays were earned under our Performance-Based Bonus Plan for Executives. The bonuses to Mr. Holtzinger were earned under our Performance-Based Bonus Plan for Executives and our Special Bonus Plan for the Vice-President of Worldwide Sales.

(5)	Represents matching contributions under MIPS’ 401(k) plan and life insurance premiums paid by MIPS on behalf of the executive.

(6)	Ms. Rundle served as our Vice President and General Counsel from February 2006 and as Secretary from April 2006 until her resignation on May 18, 2007.

(7)	Amount represents $149,335 paid in association with Ms. Rundle’s termination and $544 of life insurance premiums paid by MIPS on behalf of Ms. Rundle.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table provides details regarding all plan-based awards granted to the named executive officers in fiscal 2007.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			All other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)
John E. Bourgoin	8/15/06	—	—	—	135,000	6.47	$478,629
	N/A	$0	$280,000	$560,000	—	—	—
	N/A	$0	$120,000	$240,000	—	—	—
Mervin S. Kato	8/15/06	—	—	—	56,000	6.47	$198,542
	N/A	$0	$98,884	$197,768	—	—	—
Sandy Creighton	8/15/06	—	—	—	72,000	6.47	$255,269
	N/A	$0	$101,920	$203,840	—	—	—
W. Patrick Hays	8/15/06	—	—	—	72,000	6.47	$255,269
	N/A	$0	$108,156	$216,312	—	—	—
Brad Holtzinger	8/15/06	—	—	—	59,000	6.47	$209,179
	N/A	$0	$95,220	$190,440	—	—	—
	N/A	$0	$59,513	(4)	—	—	—
Catherine Hunt Rundle	8/15/06	—	—	—	25,200	6.47	$89,344
	N/A	$0	$97,436	$194,872	—	—	—

(1)	Amounts shown are estimated payouts for fiscal 2007 to Mr. Bourgoin under our Performance-Based Bonus Plan for Executives and our CEO Bonus Plan, to Mr. Kato, Ms. Creighton, Mr. Hays and Ms. Rundle under our Performance-Based Bonus Plan for Executives and to Mr. Holtzinger under our Performance-Based Bonus Plan for Executives and our Special Bonus Plan for the Vice-President of Worldwide Sales.

(2)	All options were granted under our Long-Term Incentive Plan and generally have exercise prices equal to the fair market value on the date of grant. In general, the options vest in thirty-six equal monthly installments, unless otherwise noted. The equity awards identified in the table below are also reported in the table entitled, “Outstanding Equity Awards at Fiscal Year-End,” below.

(3)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to SFAS No. 123R.

(4)	There is no maximum amount under the Special Bonus Plan for the Vice-President of Worldwide. The bonus has a 25% of base salary target based on achievement of contract revenue performance levels up to 100% of our Financial Plan, and then an additional 2% is earned for each 1% of contract revenue above our Financial Plan. The fiscal 2007 payout is the first payout under the bonus plan so no prior payouts can be used to estimate the maximum, as no payout was earned in fiscal 2006. However, given the nature of contract revenue, it is reasonable to assume that contract revenue would not exceed target by more than 15%.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all outstanding equity awards held by our named executive officers at June 30, 2007, the end of the 2007 fiscal year. The equity granted in 2007 is reported in the following table and in the table entitled, “Grants of Plan-Based Awards”, above.

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option Exercise Price (S)	Option Expiration Date	Number of shares of or units of stock that have not Vested (#)		Market value of shares of or units of stock that have not Vested ($)
John E. Bourgoin	27,192	—		$12.00	5/22/08
	356,168	—		$12.00	5/22/08
	700,000	—		$8.31	5/17/12
	150,000	—		$2.95	8/1/12
	37,500	97,500	(1)	$6.47	8/15/13
	78,750	56,250	(2)	$6.35	9/21/12
	99,000	51,000	(3)	$5.01	9/17/14
	506,000	44,000	(4)	$3.388	8/12/13
	—	—		—	—	25,000	(12)	$219,750
Mervin S. Kato	32,839	—		$12.00	5/22/08
	5,438	—		$18.375	5/26/10
	50,375	—		$16.44	4/3/11
	35,000	—		$8.01	5/17/12
	92,000	8,000	(4)	$3.388	8/12/13
	24,444	15,556	(5)	$6.11	8/29/12
	15,556	40,444	(1)	$6.47	8/15/13
	85,000	95,000	(6)	$8.99	1/26/13
	27,200	12,800	(7)	$4.52	8/5/14
	40,000	—		$2.05	3/6/13
	48,000	—		$8.01	5/17/12
	14,625	—		$16.44	4/3/11
	13,161	—		$12.00	5/22/08
	3,562	—		$18.375	5/26/10
	—	—		—	—	5,000	(13)	$43,950
Sandy Creighton	44,000	28,000	(5)	$6.11	8/29/12
	54,400	25,600	(7)	$4.52	8/5/14
	211,600	18,400	(4)	$3.388	8/12/13
	75,000	—		$2.94	7/25/12
	225,000	—		$8.31	5/17/12
	190,468	—		$12.00	6/4/08
	22,332	—		$12.00	6/4/08
	20,000	52,000	(1)	$6.47	8/15/13
	—	—		—	—	10,000	(13)	$87,900

Option Awards							Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option Exercise Price (S)	Option Expiration Date		Number of shares of or units of stock that have not Vested (#)	Market value of shares of or units of stock that have not Vested ($)
W. Patrick Hays	29,833	22,899	(8)	$8.38	11/24/14
	55,000	35,000	(5)	$6.11	8/29/12
	20,000	52,000	(1)	$6.47	8/15/13
	125,168	72,100	(8)	$8.38	11/24/14
Brad Holtzinger	43,452	—		$9.40	12/20/11
	1,548	—		$9.40	12/20/11
	8,000	—		$2.05	3/6/13
	7,200	6,000	(9)	$5.02	7/29/14
	111,111	88,889	(10)	$5.47	10/27/12
	9,600	—		$4.49	10/8/13
	18,000	2,400	(11)	$4.80	10/8/13
	16,389	42,611	(1)	$6.47	8/15/13
	11,000	7,000	(5)	$6.11	8/29/12
	13,600	6,400	(7)	$4.52	8/5/14
	6,800	—		$5.02	7/29/14
Catherine Hunt Rundle	93,333	—		$8.69	5/18/08	(14)
	6,300	—		$6.47	5/18/08	(14)

(1)	Options granted on 8/15/06 vest monthly over 36 months beginning on 9/15/06.

(2)	Options granted on 9/21/05 vest monthly over 36 months beginning on 10/21/05.

(3)	Options granted on 9/17/04 vest monthly over 50 months beginning on 10/17/04.

(4)	Options granted on 8/12/03 vest monthly over 50 months beginning on 9/12/03.

(5)	Options granted on 8/29/05 vest monthly over 36 months beginning on 9/29/05.

(6)	Options granted on 1/26/06 vest 33% on 1/26/07 and then vest monthly in 2.7% increments beginning on 2/26/07.

(7)	Options granted on 8/5/04 vest monthly over 50 months beginning on 9/5/04.

(8)	Options granted on 11/24/04 vest 24% on 11/1/05 and then vest monthly in 2% increments beginning on 12/1/05.

(9)	Options granted on 7/29/04 vest 24% on 7/5/05 and then vest monthly in 2% increments beginning on 8/5/05

(10)	Options granted on 10/27/05 vest 33% on 10/27/06 and then vest monthly in 2.7% increments beginning on 10/27/06.

(11)	Options granted on 10/18/03 vest monthly in 2% increments beginning on 9/12/03.

(12)	Restricted stock granted on September 17, 2004 vests in 25% annual increments beginning on September 17, 2005.

(13)	Restricted stock granted on August 5, 2004 vests in 25% annual increments beginning on August 5, 2005.

(14)	Executive officers have one year from the date of termination to exercise vested shares and this date represents the one year anniversary of Ms. Rundles’ termination date.

Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise and all stock awards that vested and the value realized upon vesting by the named executive officers during fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
John E. Bourgoin	—	—	12,500	$89,750
Mervin S. Kato	—	—	2,500	$15,975
Sandy Creighton	—	—	5,000	$31,950
W. Patrick Hays	—	—	—	—
Brad Holtzinger	—	—	—	—

(1)	Value is the difference between the option exercise price and the fair market value of MIPS common stock on the date of exercise, multiplied by the number of shares covered by the option.

(2)	Value is the fair market value of the underlying shares on the date of vesting multiplied by the number of shares covered by the stock award.

Pension Benefits

MIPS named executive officers received no benefits in fiscal 2007 from MIPS under pension plans.

Nonqualified Deferred Compensation

The following table shows certain information for the named executive officers under the Non-Qualified Deferred Compensation Plan.

	Non-Qualified Deferred Compensation for Fiscal 2007
Name	Executive contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year end ($) (3)
John E. Bourgoin	—	—	$92,198	—	$521,583
Mervin S. Kato	$30,901	—	$53,835	$27,834	$368,807
Sandy Creighton	—	—	$97,525	—	$578,663
W. Patrick Hays	—	—	—	—	—
Brad Holtzinger	—	—	—	—	—
Catherine Hunt Rundle	—	—	—	—	—

(1)	The entire amounts were included in the compensation information in the “Summary Executive Compensation” table.

(2)	There were no above-market or preferential earnings included in these amounts.

(3)	The entire amounts were included in either the compensation information in the “Summary Executive Compensation” table or in compensation reported in previous years.

Plan Overview

The MIPS Technologies, Inc. Non-Qualified Deferred Compensation Plan is designed to provide participants with an opportunity to supplement their retirement income through the deferral of pre-tax income. Participants in the Non-Qualified Deferred Compensation Plan may defer up to 100% of compensation. Compensation includes regular salary, bonus awards and commissions. Participants in the Non-Qualified Deferred Compensation Plan have the option to choose from a portfolio of investment options and may change their investment allocation periodically. Amounts earned on the assets invested by participants are determined based upon the earnings of the investments selected by the participants. Payments under the Non-Qualified Deferred Compensation Plan may be paid in a lump sum or in up to ten equal annual installments as selected by the participant. In addition, payment will be made upon retirement, termination, hardship, death or disability.

Certain Relationships and Related Transactions

On May 4, 2007, the Company entered into a separation agreement with Catherine Hunt Rundle, a company executive and former General Counsel. Under the terms of the agreement, Ms. Rundle’s last day of employment was May 18, 2007, at which time she ceased to be an employee of the Company. Ms. Rundle received a lump sum severance payment equal to six-months of salary and COBRA premiums.

In the fourth quarter of fiscal 2007, the Company made payments to Mr. Kevin C. Eichler, who resigned his position as our chief financial officer in fiscal 2006, of $692,000 and Mr. Russ Bell, our former Vice President of Marketing, of $16,000 as compensation for in-the-money options that expired during the black-out period caused by the investigation into our historical stock option granting practices. Please refer to our Annual Report on Form 10-K for the year ended June 30, 2007 for additional information regarding the stock option investigation.

Ernest Evans, the son in-law of a member of our Board of Directors, Mr. Coleman, is one of our employees. Mr. Evans holds the position of Director of Facilities and Purchasing and was compensated at a salary and bonus of $136,620 in fiscal 2007.

Nuno Franca, the brother of the President of Chipidea and a member of our Board of Directors, Dr. Franca, is an employee of Chipidea and holds the position of Director of IDSS. Mr. Franca’s annual salary, based on Chipidea’s fiscal year end of December 31, is currently $125,524 with a potential performance bonus of $33,763. These amounts were calculated using the exchange rate in effect on June 30, 2007.

Three actions seeking to assert derivative claims on behalf of MIPS have been filed in the United States District Court of Northern California. By order of the court dated April 12, 2007, the three actions were consolidated into a single action entitled In re MIPS Technologies Inc. Derivative Litigation. The order also stayed discovery in the consolidated action pending resolution of a motion to dismiss the consolidated complaint due to plaintiffs’ lack of standing to sue on MIPS’ behalf. On August 30, 2007, one of the plaintiffs filed a consolidated complaint alleging that the individual defendants breached their fiduciary duties and violated California and federal securities laws as a result of, among other things, purported backdating of stock option grants, insider trading and the dissemination of false financial statements. Plaintiff seeks to recover, on behalf of MIPS, unspecified monetary damages, corporate governance changes, equitable and injunctive relief, and fees and costs.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act, our directors, executive officers, and any persons holding more than 10% of our common stock are required to report to the Securities and Exchange Commission and the NASDAQ National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 filed pursuant to the Exchange Act furnished to us, we believe that during fiscal 2007, our officers, directors and holders of more than 10% of our common stock filed all Section 16(a) reports on a timely basis.

REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE

The management of MIPS is responsible for establishing and maintaining internal controls and for preparing the consolidated financial statements of MIPS. The independent auditors are responsible for auditing the consolidated financial statements. It is the responsibility of the Audit and Corporate Governance Committee to oversee these activities.

The Audit and Corporate Governance Committee has reviewed and discussed with MIPS’ management the audited consolidated financial statements for the fiscal year ended June 30, 2007.

The Audit and Corporate Governance Committee has discussed with Ernst & Young LLP, MIPS’ independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, 89 and 90 relating to communications with Audit Committees.

The Audit and Corporate Governance Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit and Corporate Governance Committee has discussed with Ernst & Young LLP their independence.

Based on the reviews and discussions referred to above, the Audit and Corporate Governance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in MIPS’ annual report on Form 10-K for the fiscal year ended June 30, 2007.

The Audit and Corporate Governance Committee

William M. Kelly, Chairman

Fred M. Gibbons

Anthony B. Holbrook

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If you want us to consider including a proposal in next year’s Proxy Statement, you must deliver it in writing to MIPS at 1225 Charleston Road, Mountain View, California 94043, Attention: Assistant Secretary, no later than June 24, 2008.

Our by-laws provide that stockholders wishing to nominate a director or present a proposal at next year’s annual meeting, but not wishing to have such nomination or proposal included in our Proxy Statement, must submit specified information in writing to MIPS at the above address no later October 7, 2008 but no sooner than September 7, 2008.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

Gail H. Knittel Associate General Counsel and Assistant Secretary

APPENDIX A

MIPS Technologies, Inc.

1998 Long-Term Incentive Plan, as amended and restated

MIPS Technologies, Inc.

1998 Long-Term Incentive Plan, as amended and restated

1. Purpose. The purpose of this Plan is to assist the Company and its Related Entities in attracting, motivating, retaining and rewarding high-quality Employees, officers, Directors and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Plan Administrator. The terms of this amended and restated Plan shall apply to all Awards granted after the Effective Date of this amended and restated Plan. Awards granted prior to the Effective Date of this amended and restated Plan shall be governed by the terms of the Plan applicable to such Award prior to the amendment and restatement.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below.

(a) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(b) “Award” means any award granted pursuant to the terms of this Plan, including an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(c) “Award Agreement” means the written agreement evidencing an Award granted under the Plan.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(f) “Board” means the Company’s Board of Directors.

(g) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean the termination of Participant’s employment as a result of: (i) an act of or acts of dishonesty undertaken by such Participant and intended to result in gain or personal enrichment of the Participant, (ii) persistent failure to perform the duties and obligations of such Participant which is not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) violation of confidentiality or proprietary information obligations to or agreements entered into with the Company, (iv) use, sale or distribution of illegal drugs on the Company’s premises, (v) threatening, intimidating or coercing or harassing fellow employees, or (vi) the conviction of or plea of nolo contendere by such Participant to a felony. The good faith determination by the Plan Administrator of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(h) “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:

(i) the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), obtains “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in thirty five percent (35%) or more of the Voting Stock;

(ii) the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

(iii) there is consummated a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent (50%) or more of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition;

(iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants. A Committee may be composed of Directors or, to the extent permitted under Applicable Laws, officers of the Company or any other persons, as determined by the Plan Administrator.

(k) “Company” means MIPS Technologies, Inc., a Delaware corporation.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee,

Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity as either an officer, Employee, Director, Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, three (3) months after such ninety (90) day leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, or other disposition of a significant portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Plan Administrator;

(ii) a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or

(iii) a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.

(o) “Covered Employee” means an Eligible Person who is subject to Section 162(m) of the Code.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Plan Administrator.

(r) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares or other periodic payments.

(s) “Effective Date” means the effective date of this Plan, which shall be the date the amended and restated 1998 Long-Term Incentive Plan, as adopted by the Board, is approved by the stockholders of the Company.

(t) “Eligible Person” means each officer, Director, Employee or Consultant. The foregoing notwithstanding, only employees of the Company, any Parent or any Subsidiary shall be Eligible Persons for purposes of receiving Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(u) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(w) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(x) “Existing Plans” means the Company’s 2002 Non-Qualified Stock Option Plan and the Directors’ Stock Option Plan.

(y) “Extraordinary Circumstances” means (i) a Participant’s death, disability or retirement or (ii) a Change in Control of the Company or any termination of a Participant’s employment with the Company or Continuous Service as a result of a Change in Control of the Company.

(z) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Shares as of any given date, after which the Shares are publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(aa) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement(s), such term shall mean the voluntary resignation of Participant as a result of (i) the Company reducing by ten percent (10%) or more the Participant’s compensation at the rate in effect immediately prior to the Change in Control or (ii) without the Participant’s express written consent, the Company requires the participant to change the location of his or her job or office, so that he or she will be based at a location more than fifty (50) miles from the location of his or her job or office immediately prior to the Change in Control. For these purposes, “Compensation” means base salary, exclusive of bonus, incentive compensation and shift differential, paid by the Company as consideration for Participant’s service.

(bb) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(cc) “Non-Employee Director” means a Director of the Company who is not an Employee.

(dd) “Non-Qualified Stock Option” means any Option that is not intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(ee) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(ff) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(i) hereof.

(gg) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(hh) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ii) “Performance Award” means a right, granted to an Eligible Person under Section 6(h) hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

(jj) “Performance Period” means that period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.

(kk) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

(ll) “Plan” means this MIPS Technologies, Inc. 1998 Long-Term Incentive Plan, as amended and restated.

(mm) “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan. There may be different Plan Administrators with respect to different groups of Eligible Persons.

(nn) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity designated by the Plan Administrator in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

(oo) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions, including a risk of forfeiture.

(pp) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(qq) “Share” means a share of the Company’s Common Stock, and the share of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(rr) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.

(ss) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.

(tt) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.

(uu) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(vv) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ww) “Voting Stock” means the stock of the Company with a right to vote for the election of Directors.

3. Administration.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). The Board and/or Committee(s) administering the Plan shall be the Plan Administrator.

(b) Powers of the Plan Administrator. The Plan Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan (including Section 8(e)):

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award; and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Award as provided in Section 10(e).

(iv) To terminate or suspend the Plan as provided in Section 10(e).

(v) To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(vi) To prescribe, amend and rescind rules and procedures relating to the Plan.

(vii) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, to the extent delegated by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. In addition, even if the Board has delegated administration in one or more Committees, the Board may act concurrently with any such Committees to administer the Plan.

(ii) Section 162(m), Rule 16b-3 and Stock Exchange Compliance. In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, solely of two or more “Non-Employee Directors”, in accordance with Rule 16b-3 and/or two or more Directors who are “independent” as defined by any national securities exchange on which the Stock is listed. In addition, the Plan Administrator may delegate to a committee of two or more members of the Board the authority to grant Awards to Eligible Persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) not then subject to Section 16 of the Exchange Act.

(d) Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator shall be made in good faith and shall not be subject to review by any person and shall be final, binding and conclusive for all purposes and upon on all interested persons.

(e) Limitation of Liability. The Board and any Committee(s), and each member thereof, who act as the Plan Administrator, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Board and any Committee(s), and any officer or Employee acting at the direction or on behalf of the Board and any Committee(s), shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(f) Administration of the Plan for Non-Employee Directors. Notwithstanding the foregoing, all Awards granted to the Non-Employee Directors shall be approved by a majority of the Directors who qualify as independent under the stock exchange rules with which the Company complies or a Committee composed solely of such independent Directors.

4. Shares Issuable Under the Plan.

(a) Number of Shares Available for Issuance under the Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for issuance in connection with Awards shall be 16,931,936. (For purposes of clarification, the amount listed in the prior sentence is composed of all Shares available for issuance and all Shares subject to outstanding Awards under the 1998 Long-Term Incentive Plan prior to the 2007 amendment and restatement, other than Restricted Stock.) Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one

(1) Share for every one (1) Share subject to the Option or Stock Appreciation Right. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.07 Shares for every one (1) Share subject to such Award. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Further, if Shares subject to any such Award (other than Shares subject to an Option or Stock Appreciation Right) are not issued pursuant and thereby would be returned to the Plan to Section 4(b), 2.07 times the number of Shares subject to such Award will be returned to the Plan and will again become available for issuance.

(b) Availability of Shares Not Issued pursuant to Awards.

(i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance revert to and again become available for issuance under the Plan, subject to Section 4(b)(iii) below. (For purposes of clarification, this Section shall apply to Awards granted both prior to and after the 2007 amendment and restatement of the 1998 Long-Term Incentive Plan.) If any Shares subject to an award granted under the Existing Plans are forfeited, expire or otherwise terminate without issuance of such Shares or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, revert to and again become available for issuance under the Plan, subject to Section 4(b)(iii) below.

(ii) If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares forfeited or repurchased shall revert to and again become available for issuance under the Plan, subject to Section 4(b) (iii) below. (For purposes of clarification, this Section shall apply to Awards granted both prior to and after the 2007 amendment and restatement of the 1998 Long-Term Incentive Plan.) If any Shares issued pursuant to an award granted under the Existing Plans are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares forfeited or repurchased shall revert to and again become available for issuance under the Plan, subject to Section 4(b) (iii) below.

(iii) Notwithstanding anything in this Section 4(b) to the contrary, solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of Shares that may be granted under this Plan through Incentive Stock Options shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(iv) Shares subject to a Stock Appreciation Right shall be deducted from the Plan share reserve based on the gross number of Shares exercised and not deducted based on than the net number of Shares delivered. Shares subject to an Award that are retained by the Company to pay withholding taxes shall be deducted from the Plan share reserve and shall not become available again for issuance under the Plan. Shares subject to an Option that are deducted by the Company to pay the exercise price of the Option shall be deducted from the Plan share reserve and shall not become available again for issuance under the Plan.

(c) Application of Limitations. The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

(d) Effect of Substitute Awards on Shares Available for Issuance. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons.

In any one calendar year, an Eligible Person may not be granted Options or Stock Appreciation Rights under which more than the aggregate number of shares reserved under the Plan as of the date of stockholder approval of the Plan could be received by the Participant, subject to adjustment as provided in Section 10(c). In any one calendar year, an Eligible Person may not be granted Awards subject to vesting based on the performance objectives of Section 7 under which more than the aggregate number of shares reserved under the Plan as of the date of stockholder approval of the Plan could be received by the Participant in any one calendar year, subject to adjustment as provided in Section 10(c). In addition, the maximum dollar value payable in cash to any one Participant with respect to Performance Awards vesting based on the performance objectives of Section 7 is $5,000,000 per calendar year.

6. Terms and Conditions of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b) Options. The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Stock Option Agreement. Each grant of an Option shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(ii) Number of Shares. The Plan Administrator shall determine and each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Award Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

(iii) Exercise Price.

(A) In General. The Plan Administrator shall determine and each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value of the Stock on the date of grant, other than in connection with Substitute Awards.

(B) Ten Percent Stockholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, any Incentive Stock Option granted to such Employee must have an exercise price per Share of at least 110% of the Fair Market Value of a Share on the date of grant.

(iv) Time and Method of Exercise.

(A) General. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, net exercise, other Awards or awards granted under other plans of the Company or a Related Entity, other property (including contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(B) Accelerated Vesting Upon Death or Disability. In the event a Participant terminates his or her service with the Company, its parent or a Subsidiary due to Participant’s death or disability (as defined in Section 22(e)(3) of the Code), unless otherwise provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, all Stock Options granted to Participant shall become fully vested and exercisable upon such termination and remain exercisable for the period of time stated in the Participant’s Award Document (or this Plan if not specified in the Award Document).

(v) Termination of Service. Subject to earlier termination of the Option as otherwise provided in the Plan and unless otherwise provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

(A) Death or Disability. If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(B) Other Termination of Service. If the Participant’s Continuous Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.

(C) Extension. Notwithstanding the foregoing, if the Participant’s Continuous Service terminates as provided in Sections 6(b)(v)(A) or 6(b)(v)(B), and the Participant is precluded either by Applicable Laws from receiving the Shares upon the exercise of the Participant’s Option, so that the Participant has less than thirty (30) days during the period from the termination of

Participant’s Continuous Service to the expiration date of the Option in which the Participant would be permitted under federal or state securities laws to either exercise the Option and receive the Shares, then the period for exercising this Option following the termination of Participant’s Continuous Service shall automatically be extended so that the Participant has a period of thirty (30) days in which to exercise the Participant’s Option measured from the date the Company may legally issue the Shares subject to the Option to Participant. In no event shall the Option be exercisable after the maximum term provided for the Option. The determination of whether the Company is precluded by Applicable Laws from issuing the Shares upon the exercise of the Option shall be made by the Plan Administrator and such determination shall be final, binding and conclusive.

(vi) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(1) The Option shall not be exercisable more than seven (7) years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and the Incentive Stock Option is granted to such Participant, the Incentive Stock Option shall not be exercisable (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(2) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year in excess of $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.

(vii) Maximum Term. Except as otherwise provided in this Plan with respect to Incentive Stock Options, the maximum term for an Option shall be seven (7) years from the grant date of the Option.

(c) Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Agreement. Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(ii) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator. The per Share grant price of each Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the grant date, other than in connection with Substitute Awards.

(iii) Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise of Shares, cash or other property, the method of exercise, method of settlement, form of consideration payable in settlement (either cash, Shares or other property), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. The maximum term for a Stock Appreciation Right shall be seven (7) years from the grant date of the Stock Appreciation Right.

(d) Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The terms of any Restricted Stock granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Any restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant. Notwithstanding the foregoing, all grants of Restricted Stock shall comply with the vesting terms of Section 8(f).

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock. Notwithstanding the foregoing, all grants of Restricted Stock shall comply with the vesting acceleration requirements of Section 8(g).

(iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

(e) Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. The terms of an Award of Stock Units shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership. Notwithstanding the foregoing, all grants of Stock Units shall comply with the vesting terms of Section 8(f). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Unit shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units. Notwithstanding the foregoing, all grants of Stock Units shall comply with the vesting acceleration requirements of Section 8(g).

(iii) Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

(f) Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Shares or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator. Notwithstanding the foregoing, all grant Shares pursuant to this Section shall comply with the vesting terms of Section 8(f) and the vesting acceleration requirements of Section 8(g).

(g) Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(h) Performance Awards. The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, including Awards subject to the provisions of Section 7, if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. Except as provided in this Plan or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis. Notwithstanding the foregoing, all grants of Performance Awards which would qualify as Full Value Awards (as defined in Section 8(f)) shall comply with the vesting terms of Section 8(f) and the vesting acceleration requirements of Section 8(g).

(i) Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each such Award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code. Notwithstanding the foregoing, all grants of Other Stock Based Awards which would qualify as Full Value Awards (as defined in Section 8(f)) shall comply with the vesting terms of Section 8(f) and the vesting acceleration requirements of Section 8(g).

7. Tax Qualified Performance Awards.

(a) Covered Employees. A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. Within a reasonable period of time after the performance criteria have been satisfied, to the extent necessary to qualify the payments as “performance based compensation” under Section 162(m) of the Code, the Committee shall certify, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award (except as provided in Section 8(e)) or any award granted under another plan of the Company, any Related Entity or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

(b) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c) (3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c) (3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c) (3) so that such Participant shall avoid liability under Section 16(b).

(d) Code Section 409A. If and to the extent that the Plan Administrator believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Participant and the Company.

(e) No Repricings. Other than for a capitalization adjustment pursuant to Section 10(c), without approval of the Company’s stockholders, the Plan Administrator shall not be permitted to (A) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (B) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award or cash, or (C) take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing.

(f) Vesting Restrictions for Full Value Awards. Except for Substitute Awards and Awards referred to in Section 8(a), each Award of Restricted Stock, Stock Units, Bonus Stock, a Performance Award or Other Stock Based Award where the Participant is not required to pay more than the par value of the Award in cash for the Shares delivered (each a “Full Value Award”) shall have a minimum vesting schedule of (A) with respect to Full Value Awards that vest over time, a three (3) year vesting schedule with a maximum of one-third ( 1/3rd) of the Full Value Award vesting in any one (1) year; (B) with respect to Full

Value Awards that vest based upon the achievement of performance goals, the performance period shall be a minimum of one (1) year in length; provided, however, beginning after the Effective Date, that up to five percent (5%) of the Shares reserved under the Plan may be granted as Full Value Awards that are either (i) not subject to the vesting requirements of this Section 8(f) or (ii) where such vesting requirements are waived for reasons other than Extraordinary Circumstances.

(g) Vesting Acceleration for Full Value Awards. Except with respect to Extraordinary Circumstances, the Plan Administrator may not waive the forfeiture or repurchase rights with respect to the unvested portion of any Full Value Award, where the forfeiture or repurchase would otherwise occur upon the cessation of the Participant’s Continuous Service or the non-attainment of the performance objectives applicable to the Full Value Award; provided, however, that beginning after the Effective Date, up to five percent (5%) of the Shares reserved under the Plan may be granted as Full Value Awards that are either (i) not subject to the vesting requirements of Section 8(f) or (ii) where such vesting requirements are waived for reasons other than Extraordinary Circumstances.

9. Change in Control; Corporate Transaction.

(a) Change in Control.

(i) Except as otherwise provided for in the Award Agreement, in the event of an involuntary termination of an Employee’s employment by the Company or a Subsidiary without Cause, or the termination by the Employee of the Employee’s employment with the Company or a Subsidiary for Good Reason within twenty-four (24) months after a Change in Control of the Company, then the following shall occur: (i) all of such Employee’s outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable; (ii) all restrictions and conditions of all Stock Units and Restricted Stock held by such Employee shall lapse and the Shares subject to any Stock Unit Award shall be delivered and (iii) all other Awards held by such Employee shall be fully earned, vested and all restrictions shall lapse.

(ii) In addition to the terms of Section 9(a) (i) above, the Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions or expiration of deferral of any Award, including upon a Change in Control. In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.

(iii) In addition to the terms of Sections 9(a)(i) and (ii) above, the effect of a “change in control,” may be provided (1) in an employment, compensation or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation or severance with or from the Company or such Related Entity or (2) in the Award Agreement.

(b) Corporate Transactions. In the event of a Corporate Transaction, any surviving entity or acquiring entity (together, the “Successor Entity”) may either (i) assume any or all Awards outstanding under the Plan; (ii) continue any or all Awards outstanding under the Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction); provided that if the Corporate Transaction is not a Change in Control, each outstanding Award shall be either assumed, continued or substituted pursuant to the terms of this Section. In the event that the Successor Entity does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction).

In the event that the Successor Entity in a Corporate Transaction refuses to assume, continue or substitute for an Award, then the Award shall fully vest and be exercisable (if applicable) as to all of the Shares subject to such Award, including Shares as to which such Award would not otherwise be vested or, if applicable, exercisable. If an Award becomes fully vested and, if applicable, exercisable in lieu of assumption, continuation or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically at least five (5) business days prior to the effective time of the Corporate Transaction that the Award shall be fully vested and, if applicable, exercisable immediately prior to and contingent upon the effective time of the Corporate Transaction. For the purposes of this Section, an Award shall be considered assumed or substituted if, following the Corporate Transaction, (i) to the extent applicable, the substituted or assumed award complies with the terms of Treasury Regulation Section 1.424-1(a) and (ii) the assumed or substituted award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Stock for each Share held on the effective time of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Entity, the Plan Administrator may, with the consent of the Successor Entity, provide for the consideration to be received from the Award (of, if applicable, upon the exercise of the Award), for each Share subject to the Award, to be solely common stock of the Successor Entity equal in fair market value to the per share consideration received by holders of common stock in the Corporate Transaction. An Award shall be considered continued if the Award continues in accordance with its terms, with the number of Shares subject to the Award and the Award’s exercise price, if applicable, adjusted as necessary pursuant to Section 10(c) for the Corporate Transaction. The Plan Administrator, in its sole discretion, shall determine whether each Award has been assumed, continued, substituted or terminated pursuant to the terms of this Section.

The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of any Awards (determined on an Award by Award basis), including permitting the lapse of any repurchase rights held by the Company (and, if applicable, the time at which such Awards may be exercised), in full or as to some percentage of the Award, to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of the Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercisable (if applicable) as of such date (less any applicable exercise price).

Notwithstanding any other provision in this Plan to the contrary, with respect to Restricted Stock and any other Award granted under the Plan with respect to which the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company) in connection with such Corporate Transaction. In the event any such rights are not continued or assigned to the Successor Entity, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to any such Awards (determined on an Award by Award basis) shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

(c) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

10. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted or compliance with any other obligation of the Company, as the Plan Administrator may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations.

(b) Limits on Transferability; Beneficiaries. Except as provided in the Award Agreement, a Participant may not assign, sell, transfer or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. An Award Agreement shall not permit the transfer of the Award to a third party for consideration or in exchange for a payment of cash or other property.

(c) Adjustments.

(i) Capitalization Adjustments.

(A) In the event that any Stock dividend, forward or reverse split, merger, consolidation, combination or other similar corporate transaction or event affects the Stock, then the Plan Administrator shall substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits under such Awards in comparison to the securities underlying each such Award: (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(B) In the event that a dividend or other distribution in the form of cash or other property (but excluding a dividend paid in Stock), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as the Plan Administrator may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(ii) Other Adjustments. The Plan Administrator (which shall be a Committee to the extent such authority is required to be exercised by a Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights or Performance Awards granted to Participants designated by the Plan Administrator as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders if such stockholder approval is required under applicable law or under the rules of the primary stock exchange on which the Shares are listed or if such stockholder approval is otherwise deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the

Plan Administrator to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan, as amended and restated, shall become effective on the Effective Date. The Plan shall terminate no later than the later of (x) the fifth (5th) anniversary of the Effective Date and (y) ten (10) years from the date of the last increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the stockholders).

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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 6, 2007.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

01 - Kenneth L. Coleman

02 - William M. Kelly

03 - Dr. Jose E. Franca

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees 01 02 03

For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

For Against Abstain For Against Abstain

2. Ratification of appointment by MIPS Technologies of Ernst & Young LLP to serve as the Company’s independent auditors for the 2008 fiscal year.

3. Approval of the Amended and Restated 1998 Long-Term Incentive Plan.

4. Approval of the Amended and Restated Employee Stock Purchase Plan.

B Non-Voting Items

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C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

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RECEIVE FUTURE MIPS TECHNOLOGIES’ PROXY MATERIALS VIA THE INTERNET!

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MIPS TECHNOLOGIES

Proxy — MIPS TECHNOLOGIES, INC. COMMON STOCK

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MIPS TECHNOLOGIES, INC.

The undersigned stockholder of MIPS Technologies, Inc., a Delaware corporation (“MIPS Technologies” or “Company”), hereby appoints MERVIN S. KATO and GAIL H. KNITTEL, as proxies for the undersigned, with full power of substitution, to attend the 2007 Annual Meeting of Stockholders of MIPS Technologies to be held on Thursday, December 6, 2007 at 2:00 p.m. at the Company’s corporate offices at 1225 Charleston Road, Mountain View, CA 94043, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of directors and FOR the proposals.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE